                                                                     EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER



                                BY AND BETWEEN



                             BEAR PAW ENERGY INC.,
                                   "TARGET",


                             TRANSMONTAIGNE INC.,
                                 "SHAREHOLDER"


                                      AND


                             BPE ACQUISITION, LLC,
                       "ACQUIROR" AND "SURVIVING ENTITY"



                           DATED:  DECEMBER 27, 1999

                               Table of Contents
                               -----------------

1.           Definitions.......................................................................  1
             -----------

2.           The Merger and Consideration......................................................  5
             ----------------------------

  2.1           Consideration..................................................................  5
     2.1.1         Post-Closing Adjustments/Schedule...........................................  5
  2.2           Merger.........................................................................  6
  2.3           Shareholder and Member Approvals...............................................  6
     2.3.1         Target Approval.............................................................  6
     2.3.2         Acquiror Approval...........................................................  6
  2.4           Closing........................................................................  7
  2.5           Consummation of the Transaction at the Closing.................................  7
  2.6           Effect of Merger...............................................................  7
     2.6.1         Surviving Entity............................................................  7
     2.6.2         Certificate of Formation....................................................  7
     2.6.3         Operating Agreement.........................................................  7
     2.6.4         Directors and Officers of Target............................................  8
     2.6.5         The Merger..................................................................  8
  2.7           Effect on Capital Stock of Target..............................................  8
  2.8           Determination of Net Working Capital...........................................  8
     2.8.1         Preparation of Effective Date Balance Sheet.................................  8
     2.8.2         Review of Effective Date Balance Sheet......................................  9
     2.8.3         Determination by Arthur Andersen as to Matters in Notice of Disagreement....  9
     2.8.4         Post-Closing Adjustment.....................................................  9
  2.9           Intentionally Left Blank......................................................  10
  2.10          Delayed Closing Date Interest.................................................  10

3.           Conditions Precedent to Obligations..............................................  10
             -----------------------------------

  3.1           Conditions Precedent to the Target's and Shareholder's Obligations............  10
     3.1.1         Representations and Warranties.............................................  10
     3.1.2         Opinion....................................................................  10
     3.1.3         Absence of Prohibitions....................................................  10
     3.1.4         Absence of Restraining Action..............................................  11
     3.1.5         Expiration of HSR Act Waiting Period.......................................  11
     3.1.6         Certificates of Good Standing..............................................  11
     3.1.7         Absence of Litigation......................................................  11
     3.1.8         Closing Documents..........................................................  11
     3.1.9         Consents and Releases......................................................  11
     3 .1.10       Facilities Operating Agreement.............................................  11
  3.2           Conditions Precedent to the Acquiror's Obligations............................  11
     3.2.1         Representations and Warranties.............................................  11
     3.2.2         Opinion....................................................................  12
     3.2.3         Absence of Prohibitions....................................................  12
     3.2.4         Absence of Restraining Action..............................................  12
     3.2.5         Expiration of HSR Waiting Period...........................................  12
     3.2.6         Consents and Waivers.......................................................  12
     3.2.7         Licenses, Permits and Authorizations.......................................  12
     3.2.8         Certificates of Good Standing..............................................  12
     3.2.9         Certificates...............................................................  13
     3.2.10        Member Approval............................................................  13
     3.2.11        Absence of Adverse Changes.................................................  13
     3.2.12        Resignations...............................................................  13
     3.2.13        Change in Financial Markets................................................  13
     3.2.14        Facilities Operating Agreement.............................................  13
  3.3           Frustration of Closing Conditions.............................................  13

4.           Representations and Warranties...................................................  13
             ------------------------------

  4.1           Representations and Warranties of Target and Shareholder......................  13
     4.1.1         Good Standing/Charter Documents............................................  13
     4.1.2         Binding Agreement..........................................................  13
     4.1.3         Capital Stock of Target....................................................  14
     4.1.4         Ownership of the Target Stock..............................................  14
     4.1.5         No Agreements..............................................................  14
     4.1.6         Financial Information......................................................  14
     4.1.7         No Change In Financial Condition...........................................  15
     4.1.8         Tax Matters................................................................  15
     4.1.9         Accounts; Safe Deposit Boxes; Powers of Attorney...........................  16
     4.1.10        Assets Other than Real Property Interests..................................  16
     4.1.11        Stock Transfer Records and Minute Books....................................  16
     4.1.12        Title to Real Property.....................................................  17
     4.1.13        Easements, Rights-of-Way and Licenses......................................  17
     4.1.14        Insurance..................................................................  18
     4.1.15        Intellectual Property......................................................  18
     4.1.16        No Litigation..............................................................  18
     4.1.17        No Violation of Laws or Regulations........................................  18
     4.1.18        Consents and Approvals.....................................................  18
     4.1.19        Labor Agreements...........................................................  19
     4.1.20        Contracts..................................................................  19
     4.1.21        Employees..................................................................  20
     4.1.22        Licenses, Equipment........................................................  20
     4.1.23        Customer Accounts Receivable...............................................  20
     4.1.24        Payables...................................................................  20
     4.1.25        Permits....................................................................  21
     4.1.26        Employee Benefit Matters...................................................  21
       (i)         Employee Salaries and Benefits.............................................  21
       (ii)        Compliance with ERISA......................................................  21
       (iii)       Funding....................................................................  21
       (iv)        Determination Letters......................................................  21
       (v)         Prohibited Transactions....................................................  22
       (vi)        Pension Benefit Guaranty Corporation Liability.............................  22
       (vii)       Multi-Employer Plan........................................................  22
       (viii)      Post Retirement Benefits...................................................  22
       (ix)        Communications.............................................................  22
       (x)         Severance..................................................................  23
     4.1.27        Directors and Officers.....................................................  23
     4.1.28        No Subsidiaries............................................................  23
     4.1.29        Sale of Hydrocarbon Liquids................................................  23
     4.1.30        Suspense Accounts..........................................................  23
     4.1.31        Disclosure.................................................................  23
     4.1.32        Year 2000 Compliance.......................................................  23
     4.1.33        Related Transactions.......................................................  23
     4.1.34        Environmental Matters......................................................  24
     4.1.35        Brokerage Commission.......................................................  25
     4.1.36        Intercompany Debt..........................................................  25
  4.2           Representations and Warranties of Acquiror....................................  25
     4.2.1         Authority..................................................................  25
     4.2.2         No Conflicts; Consents.....................................................  25
     4.2.3         Organization and Standing of Acquiror/Surviving Entity.....................  25
     4.2.4         Actions and Proceedings, etc...............................................  26
     4.2.5         Availability of Funds......................................................  26

     4.2.6         Brokerage Agreements.......................................................  26
     4.2.7         Disclosure.................................................................  26
5.   Pre-Closing Covenants....................................................................  26
     ---------------------
  5.1        Pre-Closing Covenants of Shareholder and Target..................................  26
     5.1.1         Operation of Target's Business.............................................  26
       (i)         Organizational Documents...................................................  26
       (ii)        Corporate Name.............................................................  26
       (iii)       Compensation...............................................................  26
       (iv)        Distributions to Shareholder...............................................  27
       (v)         Management.................................................................  27
       (vi)        Reorganizations or Other Related Transactions..............................  27
       (vii)       Disposition or Abandonment of Assets.......................................  27
       (viii)      Indebtedness...............................................................  27
       (ix)        Liens......................................................................  27
       (x)         Increase of Indebtedness...................................................  27
       (xi)        Payables...................................................................  27
       (xii)       Maintenance of Assets......................................................  27
       (xiii)      Insurance..................................................................  27
       (xiv)       Contracts and Permits......................................................  28
       (xv)        Goodwill...................................................................  28
       (xvi)       Issuance of Securities.....................................................  28
       (xvii)      Repayment of Indebtedness..................................................  28
       (xviii)     Litigation.................................................................  28
       (xix)       Miscellaneous..............................................................  28
       (xx)        Tax Claims/Elections.......................................................  28
     5.1.2         Cooperation................................................................  28
     5.1.3         Commercially Reasonable Efforts............................................  28
     5.1.4         Access to Information Prior to the Closing.................................  28
     5.1.5         Benefit Plans..............................................................  29
     5.1.6         Standstill Agreement; Disposition and Voting of Securities.................  29
     5.1.7         Release....................................................................  30
     5.1.8         Relationships with Vendors and Customers...................................  30
     5.1.9         Termination of Affiliate Transactions......................................  30
     5.1.10        Growth Capital Expenditures................................................  30
     5.1.11        Supplemental Exhibits......................................................  31
  5.2        Pre-Closing Covenants of Acquiror................................................  31
     5.2.1         Confidentiality............................................................  31
     5.2.2         Commercially Reasonable Efforts............................................  31
     5.2.3         Non-Solicitation of Shareholder Employees..................................  31
  5.3        Mutual Pre-Closing Covenants.....................................................  32
     5.3.1         Publicity..................................................................  32
     5.3.2         Commercially Reasonable Efforts............................................  32
     5.3.3         Antitrust Notification.....................................................  32
6.   Post-Closing Covenants...................................................................  32
     ----------------------
  6.1        Mutual Covenants.................................................................  32
     6.1.1         Cooperation................................................................  32
     6.1.2         Intentionally Left Blank...................................................  33
     6.1.3         Intentionally Left Blank...................................................  33
     6.1.4         Intentionally Left Blank...................................................  33
     6.1.5         Records....................................................................  33
     6.1.6         Shareholder Guaranties.....................................................  34
     6.1.7         Tax Treatment..............................................................  34
  6.2        Post-Closing Covenants of Shareholder and Target.................................  34
     6.2.1         Cooperation of Shareholder and Current Directors of Target.................  35

     6.2.2         Disposition of Confidential Information....................................  35
     6.2.3         Other Transitional Matters.................................................  35
     6.2.4         Sublease of Office Space...................................................  35
     6.2.5         Switchboard/Receptionist Services..........................................  36
     6.2.6         Product Marketing..........................................................  36
     6.2.7         Environmental Consulting Services..........................................  36
     6.2.8         Personal Property/Software.................................................  36
     6.2.9         Computer Network Support...................................................  36
     6.2.10        Stock Option Vesting.......................................................  36
     6.2.11        Tax Loans..................................................................  36
     6.2.12        Use of Name................................................................  36
     6.2.13        Filing for Tax Liquidation.................................................  37
     6.2.14        Canadian Tax Form 2062.....................................................  37
     6.2.15        Target Will Not Incur Tax Liability After Effective Date...................  37
  6.3           Post-Closing Covenants of Acquiror............................................  37
     6.3.1         Settlement of Tax Claims...................................................  37
     6.3.2         New Tax Licenses...........................................................  37
     6.3.3         Property Tax Returns.......................................................  37
     6.3.4         Forms 1099.................................................................  37
     6.3.5         Canadian Goods and Services Tax Return.....................................  38
     6.3.6         Unclaimed Property Reports.................................................  38
     6.3.7         Payroll Reimbursement Obligation...........................................  38
     6.3.8         Establishment of Qualified Retirement Savings Plan.........................  38
     6.3.9         Surviving Entity/Good Standing.............................................  38
  6.4           Environmental Matters.........................................................  38
     6.4.1         Environmental Liabilities..................................................  38
     6.4.2         Environmental Survey Expenses..............................................  39
7.   Closing..................................................................................  39
     -------
  7.1           Delivery of Closing Documents to Acquiror.....................................  39
  7.2           Delivery of Documents to the Target and Shareholder...........................  40
8.   Employee and Related Matters.............................................................  40
     ----------------------------
  8.1           Employment....................................................................  41
  8.2           Employee Benefit Plans Post-Closing...........................................  41
  8.3           Accrued Vacation; Nonqualified Pension Plans..................................  41
  8.4           COBRA.........................................................................  41
  8.5           Workers Compensation..........................................................  42
  8.6           Retirement Savings Plans......................................................  42
  8.7           Continuing Employee Payroll and Benefits......................................  42
  8.8           Employee Benefits.............................................................  42
  8.9           Pre-Existing Conditions/Deductibles...........................................  42
  8.10          No Change in Employment Status................................................  43
9.   Termination..............................................................................  43
     -----------
  9.1           Events of Termination.........................................................  43
     9.1.1         Mutual Consent.............................................................  43
     9.1.2         Prior to Closing Date......................................................  43
     9.1.3         Delay......................................................................  43
     9.1.4         Content of Exhibits........................................................  43
     9.1.5         Consequences of Termination................................................  43
10.  General Matters..........................................................................  44
     ---------------
  10.1          Notices.......................................................................  44
  10.2          Successors and Assigns........................................................  45
  10.3          Arbitration...................................................................  45
  10.4          No Oral Modifications.........................................................  45
  10.5          Waiver........................................................................  45

  10.6          Governing Law.................................................................  45
  10.7          Severability..................................................................  45
  10.8          Headings and Captions for Convenience.........................................  45
  10.9          Counterparts..................................................................  46
11.  Indemnification..........................................................................  46
     ---------------
  11.1          Tax Indemnification...........................................................  46
     11.1.1        Shareholder Indemnification of Acquiror and Surviving Entity...............  46
     11.1.2        Acquiror and Surviving Entity Indemnification of Shareholder...............  46
     11.1.3        Reimbursement..............................................................  46
  11.2          Other Indemnification by Shareholder..........................................  47
  11.3          Other Indemnification by Acquiror.............................................  47
  11.4          Losses Net of Insurance, etc..................................................  48
  11.5          Intentionally Left Blank......................................................  48
  11.6          Procedures Relating to Indemnification (Other than under Section 11.1)........  49
  11.7          Other Claims..................................................................  50
  11.8          Procedures Relating to Indemnification of Tax Claims..........................  50
  11.9          Mitigation....................................................................  51
  11.10         No Contribution from the Target or Surviving Entity...........................  51
12.  Tax Matters..............................................................................  51
     -----------
13.  Survival of Representations and Warranties...............................................  53
     ------------------------------------------
14.  Miscellaneous............................................................................  53
     -------------
  14.1          Expenses......................................................................  53
  14.2          No Benefit to Others..........................................................  54
  14.3          Press Releases................................................................  54
  14.4          Exhibits......................................................................  54
  14.5          Entire Agreement..............................................................  54

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 27/th/ day
                                             ---------
of December, 1999, by and among Bear Paw Energy Inc., a Colorado corporation (the "Target"), TransMontaigne Inc., a Delaware corporation and the sole
      ------
shareholder of the Target (the "Shareholder") and BPE Acquisition, LLC, a
                                -----------
Delaware limited liability company (the "Acquiror" and, after the Effective
                                         --------
Time, the "Surviving Entity").
           ----------------

                                    RECITALS

     A. WHEREAS, Target is engaged in the ownership and operation of natural gas gathering, processing and pipeline facilities in the states of Colorado, Kansas, Montana, North Dakota, Texas and Wyoming, as well as in the province of Saskatchewan, Canada;

     B. WHEREAS, Shareholder owns 100% of the issued and outstanding capital stock of Target;

     C. WHEREAS, Acquiror desires to acquire Target's business by merging Target with and into Acquiror in accordance with the terms and conditions of this Agreement in a transaction designed and intended to meet the requirements of Section 18-209 of the Delaware Limited Liability Company Act, Del. Code Title 6, (S) 18-209 (the "Delaware Limited Liability Company Act");
                    --------------------------------------

     D. WHEREAS, the merger of Target into Acquiror will be treated for Federal income tax purposes as a purchase of the assets of Target and an assumption of its liabilities by Acquiror, followed by the liquidation of Target into Shareholder; and

     E. WHEREAS, as a result of the transaction Acquiror, following the Merger of Target with and into Acquiror, will be the Surviving Entity.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Definitions.  The definitions set forth below shall apply to the
          -----------
meaning of the terms as used throughout this Agreement. All other capitalized terms shall have the meaning as defined in other sections of this Agreement.

          1.1  "Acquiror" shall mean BPE Acquisition, LLC.
                --------

          1.2  "Affiliate" shall mean with reference to a particular Person (i)
                ---------
any Person, directly or indirectly, owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such particular Person;
(ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such particular Person; or (iii) any Person, directly or indirectly, controlled by, controlling or under common control with such particular Person.

          1.3  "Agreement" shall mean this Agreement and Plan of Merger.
                ---------

          1.4  "Assumed Liabilities" shall mean any and all Liabilities or
                -------------------
obligations of Target or Surviving Entity of any nature (whether accrued, absolute, contingent, known or unknown, unasserted or otherwise) (i) arising out of the conduct of the businesses and operations of Target or Surviving Entity at any time after the Closing, specifically including (i) the Environmental Liabilities, (ii) any obligations to be performed after the Closing under the terms of any contract, agreement, lease, license, commitment, instrument or binding arrangement of Target or Surviving Entity, (iii) any liabilities or obligations reflected in the calculation of Net Working Capital as contemplated by Section 2.8, and (iv) intercompany debt between Target and its Canadian
   -----------
subsidiary, Bear Paw Processing (Canada) Ltd., but shall specifically exclude Retained Liabilities and Intercompany Debt.

          1.5  "Bear Paw Energy, LLC" shall be the name of the Surviving Entity
                --------------------
as set forth in Section 2.5.
                -----------

          1.6  "Closing" shall mean the consummation of the transactions
                -------
contemplated by this Agreement.

          1.7  "Closing Date" shall mean the date on which the Closing occurs
                ------------
pursuant to Section 2.4 hereof.
            -----------

          1.8  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          1.9  "Colorado Business Act" shall mean the Colorado Business
                ---------------------
Corporation Act, Colo. Rev. Stat. (S)(S) 7-101-101 to 7-117-105.

          1.10 "Colorado Corporations and Association Acts" shall mean the
                ------------------------------------------
Colorado Corporations and Associations Act, Colo. Rev. Stat. (S)(S) 7-90-101 to 7-90-312.

          1.11 "DLLCA" shall mean the Delaware Limited Liability Company Act.
                -----

          1.12 "Effective Date" shall mean December 31, 1999.
                --------------

          1.13 Intentionally Left Blank.

          1.14 Intentionally Left Blank.

          1.15 "Effective Time" shall mean the time when the Certificate of
                --------------
Merger is filed as provided in Section 2.5 hereof and the Merger of Target with
                               -----------
and into the Acquiror becomes effective under applicable law.

          1.16 "Environmental Laws" shall mean all applicable federal, state,
                ------------------
provincial and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or quasi-governmental authority of the United States and Canada as in effect as of the Effective Date relating to (i) emissions, (ii) discharges, releases or seepages to air, soil, surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, including petroleum, or (vi) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976; the Federal Water Pollution Control Act of 1970, as amended; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of

1986, as amended; the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Oil Pollution Act of 1990, as amended; the Rivers and Harbors Act of 1899; the Hazardous and Solid Waste Amendments Act of 1984, as amended; and the Hazardous Materials Transportation Act.

          1.17 "Final Effective Date Balance Sheet" is defined in Section 2.8.2.
                ----------------------------------                -------------

          1.18 "Governmental Entity" shall mean any federal, state, local or
                -------------------
foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          1.19 "Growth Capital Expenditures" shall mean all capital expenditures
                ---------------------------
made by Target or Shareholder for the benefit of Target on and after July 1, 1999 up to and including the Effective Time as initially reflected on Exhibit
                                                                      -------
1.19(A) (the "Estimated Growth Capital Expenditure Schedule"), attached hereto,
-------       ---------------------------------------------
which schedule reflects all Growth Capital Expenditures made in connection therewith as of November 30, 1999 (the "Pre-December 1, 1999 Growth Capital
                                        -----------------------------------
Expenditures") and which Schedule shall be updated at Closing to accurately
------------
reflect any and all additional Growth Capital Expenditures made during the period of December 1, 1999 through and including the Effective Time (the "Post
                                                                          ----
November 30, 1999 Growth Capital Expenditures"), as well as all expenditures
---------------------------------------------
made as of said date with respect to both the Pre-December 1, 1999 Growth Capital Expenditures and the Post-November 30, 1999 Growth Capital Expenditures, such updated Schedule being defined as the "Closing Growth Capital Expenditure
                                            ----------------------------------
Schedule". Notwithstanding anything hereinabove to the contrary, Growth Capital
--------
Expenditures shall not include (i) those capital expenditures committed to and incurred by Target or Shareholder prior to July 1, 1999, as reflected on Exhibit
                                                                         -------
1.19(B) attached hereto (the "Pre-July 1, 1999 Growth Capital Expenditure
-------                       -------------------------------------------
Schedule"), or (ii) those operating and maintenance capital expenditures
--------
incurred and accrued by Target or Shareholder as of the Effective Date as initially reflected on Exhibit 1.19(C) (the "Estimated Operating and Maintenance
                       ---------------       -----------------------------------
Capital Expenditure Schedule") attached hereto, which Schedule reflects all
----------------------------
operating and maintenance capital expenditures incurred and accrued by Target or Shareholder as of November 30, 1999 (the "Pre-December 1, 1999 O&M
                                          ------------------------
Expenditures") and which Schedule shall be updated at Closing to accurately
------------
reflect any and all additional operating and maintenance capital expenditures incurred and accrued by Target or Shareholder during the period of December 1, 1999 through and including the Effective Date (the "Post-November 30, 1999 O&M
                                                    --------------------------
Expenditures"), such updated Schedule being defined as the "Effective Date O&M
------------                                                ------------------
Expenditure Schedule".
--------------------

          1.20 "HSR Act" shall mean the Hart-Scott-Rodino Anti-trust
                -------
Improvements Act of 1976, as amended.

          1.21 "Intercompany Debt" shall mean all accounts payable or other
                -----------------
Liabilities of the Target that are payable by the Target to the Shareholder as shown on the Balance Sheet attached as Exhibit 4.1.6 and any such Intercompany
                                       -------------
Debt arising after the date of the Balance Sheet.

          1.22 "Liabilities" means any liability or obligation whether known or
                -----------
unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, including the liabilities of Target under (S)461(h) of the Code.

          1.23 "Losses" means any and all losses, claims, shortages, damages,
                ------
liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes incurred in connection with the receipt of indemnification payments

(including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Section 11.
                                                         ----------

          1.24 "Member" shall mean an equity interest owner of the Acquiror.
                ------

          1.25 Intentionally Left Blank.

          1.26 "Merger" shall have the same meaning as set forth in Section 2.2
                ------                                              -----------
hereof.

          1.27 "Net Working Capital" is defined in Section 2.8.1.
                -------------------                -------------

          1.28 "Permitted Liens" shall mean (i) mechanics', carriers',
                ---------------
workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes which are not due and payable or which may thereafter be paid without penalty or are being contested in good faith in appropriate proceedings, (ii) mortgages, liens, security interests and encumbrances which secure debt that has been disclosed to Acquiror in writing prior to the date hereof and (iii) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the real property to which they relate in the business.

          1.29 "Person" shall mean an individual, partnership, corporation,
                ------
trust, limited liability Company, unincorporated organization, association or joint venture or a government, or an agency, political subdivision or instrumentality thereof.

          1.30 Intentionally Left Blank.

          1.31 "Retained Liabilities" shall mean (i) any and all Liabilities or
                --------------------
obligations of Target of any nature (whether accrued, absolute, contingent, known or unknown, unasserted or otherwise) arising out of the conduct of the businesses and operations of Target at any time prior to the Closing, (ii) any obligation or Liability assumed by Shareholder pursuant to Section 5.1.9 and
                                                           -------------
(iii) any obligation or Liability of Target to be performed prior to the Closing under the terms of any contract, agreement, lease, license, commitment, instrument or binding arrangement of Target which has not been performed as of the Closing, but shall specifically exclude (i) any liabilities or obligations
(A) relating to the Environmental Liabilities, (B) reflected in the calculation of Net Working Capital as contemplated by Section 2.8, (ii) any obligations to
                                          -----------
be performed after the Closing under the terms of any contract, agreement, lease, license, commitment, instrument or binding arrangement of Target or Surviving Entity, and (iii) the Assumed Liabilities.

          1.32 "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, and the rules and regulations thereunder.

          1.33 "Shareholder" shall mean TransMontaigne Inc.
                -----------

          1.34 Intentionally Left Blank.

          1.35 "Surviving Entity" shall have the same meaning as set forth in
                ----------------
Section 2.2 of this Agreement.
-----------

          1.36 "Target" shall mean Bear Paw Energy Inc.
                ------

          1.37 "Target Stock" shall mean all of the authorized, issued and
                ------------
outstanding capital stock of Target.

          1.38 "Taxes" means, with respect to any Person, (i) all income taxes
                -----
(including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (x) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (y) being a member of an affiliated, combined or consolidated group or (z) a contractual arrangement or otherwise.

          1.39 "Tax Return" means any return, declaration, report, claim for
                ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          1.40 "TM Credit Agreement" means the Third Amended and Restated Credit
                -------------------
Agreement dated as of June 29, 1999, as amended by Amendment No. 1 dated as of June 29, 1999 and Amendment No. 2 dated as of September 30, 1999, by and between the Shareholder and BankBoston, N.A.

          1.41 "Year 2000 Compliance" shall mean that (a) no value for current
                --------------------
date will cause any interruption in operation; (b) date-based functionality will behave consistently for dates prior to, during and after Year 2000; (c) in all interfaces and data storage, the first two digits in the year of any date are specified either explicitly or by unambiguous algorithms; (d) year 2000 will be recognized as a leap year; and (e) the year "00" will be read and correctly interpreted as the year "2000."

     All other capitalized terms shall have the meanings as specified elsewhere in this Agreement.


     2.   The Merger and Consideration
          ----------------------------

          2.1 Consideration. On the terms and subject to the conditions of this Agreement, Target shall merge with and into Acquiror, and Acquiror as consideration therefor shall pay to Shareholder an amount equal to the sum of
(A) $110,000,000, plus (B) the amount of Growth Capital Expenditures set forth on the Closing Growth Capital Expenditures Schedule, minus (C) $2,500,000, which amount represents consideration for Acquiror's assumption of all Environmental Liabilities of Target (the sum of items A, B and C being referred to herein as the "Closing Date Amount"), plus (D) the Underpayment Amount, if any (as
     -------------------
determined in accordance with Section 2.8), minus (E) the Overpayment Amount, if
                              -----------
any (as determined in accordance with Section 2.8) (collectively, the "Merger
                                      -----------                      ------
Consideration").  The Merger Consideration shall be delivered in accordance with
-------------
the terms and provisions of Sections 2.4 and 2.8.
                            ------------     ---

                 2.1.1 Post-Closing Adjustments/Schedule. The parties acknowledge and agree to account for items paid or received by Shareholder relating to operation of the business of Target in the ordinary course between the Effective Date and the Effective Time so as to give the parties the economic effect as if the Effective Time occurred on the Effective Date, including but not limited to payments made or received by Shareholder for the account of Target and in January 2000 for Liabilities or receivables of Target accrued as of the Effective Date and cash items incurred by Target between the Effective Date and the Effective Time, together with such other adjustments as set forth in this Agreement. Shareholder and Surviving Entity shall jointly prepare a schedule reflecting all Post-Closing Adjustments (the "Post-Closing Adjustment Schedule") and shall deliver the
                  --------------------------------
Post-Closing Adjustment Schedule to Arthur Andersen, LLP ("Arthur Andersen") within sixty (60) days following the Closing Date. During the thirty (30) day period following its receipt, Arthur Andersen shall audit and review the Post-Closing Adjustment Schedule, and issue a report to the Shareholder and Surviving Entity of its findings. Such report shall become final and binding upon the parties on the thirtieth (30/th/) day following receipt thereof unless a written notice of disagreement is served by either party upon the other and Arthur Andersen within said time period. In such event, the same resolution procedures shall be followed as provided in Sections 2.8.2 and 2.8.3 with respect to the
                                 --------------     -----
Effective Date Balance Sheet and shall be paid in a manner similar to that set forth in Section 2.8.4.
         -------------

          2.2 Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with Section 18-209 of the DLLCA and Section 7-90-203 of the Colorado Corporations and Associations Act, Target shall be merged with and into the Acquiror (the "Merger") and as a result
                                                        ------
of such Merger the separate corporate existence of the Target shall cease and the Acquiror shall continue as the Surviving Entity. The Acquiror, as the surviving entity after the Merger, is hereafter sometimes referred to as the "Surviving Entity".
 ----------------

               The Merger will have the effect set forth in Section 18-209 of the DLLCA and Section 7-90-204 of the Colorado Corporations and Associations Act. The Surviving Entity may, at any time after the Effective Time, take any action, including executing and delivering any certificates, instruments and documents as shall be determined by the board of managers of the Surviving Entity to be necessary and appropriate, in the name and on behalf of either the Acquiror or Target in order to carry out and effectuate the transactions contemplated by this Agreement.

          2.3 Shareholder and Member Approvals. Subsequent to the date of this Agreement and prior to the Effective Time, the Target and Acquiror shall obtain, in accordance with applicable law, the requisite shareholder approval as required under the Target's Articles of Incorporation and Bylaws and the Acquiror's Certificate of Formation and Operating Agreement as follows:

               2.3.1 Target Approval. Within ten (10) days following the date of execution of this Agreement, Target shall obtain the requisite written consent of its Board of Directors and the Shareholder of this Agreement and the Merger, all in accordance with the Colorado Business Corporations Act and its Articles of Incorporation and Bylaws. The Board of Directors of Target shall approve the Merger and shall recommend approval of the Merger to the board of directors of the Shareholder. The directors of the Target who are also directors of the Shareholder shall also vote, as directors of the Shareholder, to approve the Merger by the Shareholder. The Board of Directors of Target shall duly call, give notice of, convene and hold a special meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement.

               2.3.2 Acquiror Approval. Within ten (10) days following the date of execution of this Agreement, Acquiror, acting through its board of managers, shall duly call, give notice of, convene and hold a special meeting of its Members to consider and vote upon the approval and adoption of this Agreement and the Merger contemplated hereby, or shall seek the requisite written consent of its Members, all in accordance with Delaware law and its Certificate of Formation and Operating Agreement. The board of managers of Acquiror shall recommend approval and adoption of this Agreement by Acquiror's Members. The director of Target who is also a Member of Acquiror shall vote to approve the Merger by the Acquiror.

          2.4 Closing. The Closing shall be held at the offices of Shareholder, 370 17/th/ Street, Denver, Colorado, at 10:00 a.m. (local time) on the business day following the date on which all conditions to the Closing set forth in
Section 3 (other than conditions which by their terms are to be satisfied at the
---------
Closing) shall have been satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". At the Closing, (A) Acquiror
                                   ------------
shall deliver to Shareholder, by wire transfer to a bank account, designated in writing by Shareholder at least two business days prior to the Closing Date, immediately available funds in an amount equal to the Closing Date Amount as set forth in Section 2.1 above, and (B) Shareholder shall deliver or cause to be
         -----------
delivered to Acquiror a certificate representing the Target Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed. Such Closing may be accomplished by facsimile transmission of Closing documents and facsimile signatures, provided that the original of such signed documents are transmitted to the party or parties entitled to receive such documents within three (3) business days following the Closing Date.

          2.5 Consummation of the Transaction at the Closing. Shareholder, Target and Acquiror will each carry out the procedures specified under the applicable provisions of Colorado and Delaware law as shall be necessary and appropriate to assure the effectiveness of the Merger. The Merger shall be consummated by filing the Certificate of Merger with the Secretary of State of Delaware and a Statement of Merger with the Secretary of State of Colorado in such form as required by, and executed in accordance with Section 18-209 of the DLLCA and Section 7-90-203 of the Colorado Corporations and Associations Act to the extent required, and substantially in the form of the Certificate of Merger and Statement of Merger attached hereto as Exhibit 2.5. Such Certificate of
                                           -----------
Merger shall provide for an amendment to the Acquiror's Certificate of Formation to change its name to "Bear Paw Energy, LLC."
                       --------------------

          2.6  Effect of Merger.  At the Effective Time:

               2.6.1 Surviving Entity. Target shall be merged with and into the Acquiror, with the Acquiror as the Surviving Entity, and the separate existence of Target shall cease. As a result of the Merger, the Shareholder, which held a stock certificate representing the Target Stock prior to the Merger, shall cease to have any rights with respect to such stock and all rights, privileges, powers, franchises and interests of the Target and all of its properties, whether real, personal or mixed, all debts due on whatever account, other than the right to receive the Merger Consideration, and every other interest of the Target, whether tangible or intangible, shall be deemed to vest in the Surviving Entity without further act or deed, and all claims, demands, property and every other interest shall be, as of the Effective Time, the property of the Surviving Entity to the same extent as previously owned or held by the Target.

               2.6.2  Certificate of Formation.  Except as contemplated by
Section 2.5, the Certificate of Formation of the Acquiror in effect at and as of
-----------
the Effective Time shall remain the Certificate of Formation of the Surviving Entity until thereafter amended as provided by law.

               2.6.3 Operating Agreement. The Operating Agreement of the Acquiror in effect immediately prior to the Effective Time shall be the Operating Agreement of the Surviving Entity until thereafter amended as provided by law and provisions of such Operating Agreement.

               2.6.4 Directors and Officers of Target. Immediately prior to the Effective Time of the Merger, the directors and officers of the Target, as constituted immediately prior to the Effective Time, shall tender their resignations to the Acquiror as requested by Acquiror in the form set forth in
Exhibit 2.6.4.  The membership of the board of managers and the individuals or
-------------
entities that will serve as managers of the Surviving Entity shall be elected by the Members in accordance with the Surviving Entity's Operating Agreement and such persons or entities as so appointed shall continue to hold office until their successors have been duly nominated, elected or appointed as provided under the Surviving Entity's Operating Agreement as may subsequently be amended in accordance with the provisions thereof.

               2.6.5 The Merger. From and after the Effective Time, the Merger shall have all the effects provided for a merger under the DLLCA and the Colorado Corporations and Associations Acts.

          2.7 Effect on Capital Stock of Target. At the Effective Time, as a result of the Merger and without any action on the part of Acquiror, the Target Stock issued and outstanding immediately prior to the Effective Time, all of which are held by the Shareholder, shall be delivered by Shareholder for surrender to the Acquiror on the Closing Date and at the Effective Time converted into the right to receive all the considerations payable under this Agreement. The certificate representing the Target Stock shall be cancelled at the Effective Time and after the Effective Time, Shareholder shall cease to have any rights with respect to the Target Stock, except the right to receive the consideration identified in Section 2.1 upon the surrender of the certificate
                            -----------
therefor in accordance with this Section 2.7.  Upon the filing of the
                                 -----------
Certificate of Merger with the Secretary of State of Delaware and the Statement of Merger with the Secretary of State of Colorado, as a consequence of the Merger and without any other action on the part of the parties to this Agreement, the Target Stock shall be cancelled and retired by the Surviving Entity in exchange for the consideration as provided in Section 2.1 hereof and
                                                        -----------
shall automatically be cancelled and retired and no payment by the Acquiror shall be made with respect to any such other capital stock, if any, of the Target.

          2.8  Determination of Net Working Capital.

               2.8.1  Preparation of Effective Date Balance Sheet.  Within sixty
(60) days following the Closing Date, the Shareholder and Surviving Entity shall jointly prepare a balance sheet of the Target that shall be as of the close of business on the Effective Date (the "Effective Date Balance Sheet") and a
                                     ----------------------------
statement setting forth the Net Working Capital of the Target as of the close of business on the Effective Date. The Effective Date Balance Sheet and the statement of Net Working Capital shall be prepared (i) using the same accounting practices, procedures and methods regularly and historically employed by the Target for reporting to the Shareholder and (ii) in accordance with the procedures used in preparing and set forth on Exhibit 2.8.1, which reflects the
                                              -------------
Net Working Capital of Target as of September 30, 1999 and (iii) in accordance with generally accepted accounting principles ("GAAP") as historically applied
                                                ----
by the Target.  For purposes hereof, the term "Net Working Capital" shall mean
                                               -------------------
the difference in amount between the Current Assets of the Target acquired by Acquiror and the Current Liabilities of the Target assumed by Acquiror as of the close of business on the Effective Date, excluding current income tax asset/liabilities. The term "Current Assets" shall mean all assets that will be
                              --------------
collected in one year or less including cash, accounts receivable and inventories. The term "Current Liabilities" shall mean obligations that will
                        -------------------
become due within one year including accounts payable, short term debts incurred in the ordinary course of business (other than Intercompany Debt and Growth Capital Expenditures), and accruals for wages, salaries, rentals and Taxes (excluding Income Taxes).

               2.8.2 Review of Effective Date Balance Sheet. Within sixty (60) days after the Closing Date, the parties shall deliver the Effective Date Balance Sheet and statement of Net Working Capital to Arthur Andersen. Arthur Andersen, within sixty (60) days of receipt thereof and at the Surviving Entity's expense, shall audit the Effective Date Balance Sheet and the statement of Net Working Capital to verify that the same have been prepared in accordance with Section 2.8.1 and prepare and issue a report of its findings concerning the
     -------------
same. During the thirty (30) day period following receipt of Arthur Andersen's audit report, Shareholder and Surviving Entity and their respective independent auditors shall be permitted to review the work papers of Arthur Andersen relating to such Effective Date Balance Sheet and the statement of Net Working Capital. The Effective Date Balance Sheet and statement of Net Working Capital shall become final and binding upon the parties on the thirtieth (30/th/) day following delivery of Arthur Andersen's report to the parties, unless, prior thereto, either party gives written notice of its disagreement ("Notice of
                                                                 ---------
Disagreement") to the other and to Arthur Andersen.  Within said time period,
------------
any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) include only disagreements based on mathematical errors or based on Net Working Capital not being calculated in accordance with Section 2.8.1. If a Notice of Disagreement is received by the
                -------------
receiving party in a timely manner, then the Final Effective Date Balance Sheet (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Shareholder and Surviving Entity on the earlier of (I) the date Shareholder and Surviving Entity resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by Arthur Andersen as provided in Section 2.8.3 below. The Final Effective Date Balance Sheet, upon
            -------------
becoming final and binding in accordance with this Section 2.8.2, and as the
                                                   -------------
same may be revised in accordance with clauses (I) or (II) of the preceding sentence, is hereinafter referred to as the "Final Effective Date Balance
                                             ----------------------------
Sheet".
-----

               2.8.3 Determination by Arthur Andersen as to Matters in Notice of Disagreement. During the thirty (30) day period following the delivery of a Notice of Disagreement, Shareholder and Surviving Entity shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such thirty
(30) day period, Shareholder and Surviving Entity shall submit to Arthur Andersen for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. Shareholder and Surviving Entity shall use reasonable efforts to cause Arthur Andersen to render a decision resolving the matters submitted to the it within thirty (30) days following submission of the disputed matters. The decision of Arthur Andersen shall be final and binding upon the parties. Arthur Andersen's cost for the resolution of disputes arising under any such Notice of Disagreement shall be borne by the Surviving Entity and Shareholder in inverse proportion as they may prevail on matters resolved by Arthur Andersen, which proportionate allocations shall also be determined by Arthur Andersen at the time its determination is rendered on the merits of the matters submitted. The fees and disbursements of Shareholder's independent auditors incurred in connection with their review of the Effective Date Balance Sheet and statement of Net Working Capital and certification of any Notice of Disagreement shall be borne by Shareholder, and the fees and disbursements of the Surviving Entity's independent auditors incurred in connection with their review of the Effective Date Balance Sheet and statement of Net Working Capital and any Notice of Disagreement shall be borne by the Surviving Entity.

               2.8.4  Post-Closing Adjustment.

                      (a) If the Final Effective Date Balance Sheet shows that the Net Working Capital as of the Effective Date is a positive amount (such amount being referred to as the "Underpayment Amount"), then, within five (5)
                                 -------------------
business days following the date such balance sheet becomes the Final Effective Date Balance Sheet, the Merger Consideration shall be increased by the amount of the Underpayment Amount and the Surviving Entity shall make payment to the Shareholder by wire transfer in immediately available funds in the amount of the Underpayment Amount.

                      (b) If the Final Effective Date Balance Sheet shows that the Net Working Capital as of the Effective Date is a negative amount (such amount being referred to herein as the "Overpayment Amount"), then, within five
                                        ------------------
(5) business days following the date such balance sheet becomes the Final Effective Date Balance Sheet, the Merger Consideration shall be decreased by the amount of the Overpayment Amount and the Shareholder shall make payment to the Surviving Entity by wire transfer in immediately available funds in the amount of the Overpayment Amount.

                      (c) The parties agree that any amounts payable by one party to the other pursuant to paragraphs (a) or (b) above, if any and as applicable, may be increased or decreased, as the case may be, by any respective amounts payable or receivable from one party to the other pursuant to Section
                                                                      -------
2.1.1.
-----

          2.9   Intentionally Left Blank.

          2.10 Delayed Closing Date Interest. In the event the Closing shall not have occurred on or before January 14, 2000 due to (i) the failure of Acquiror to fulfill the conditions precedent to Shareholder's obligation to close and/or (ii) the waiting period under the HSR Act shall not have expired or been terminated and such delay in the HSR Act waiting period has not been materially caused by Shareholder, Acquiror agrees to pay to Shareholder interest on the Closing Date Amount at the rate of Thirteen Thousand Dollars ($13,000.00) per day for each day the Closing is delayed, for the period from and including January 15, 2000 until January 31, 2000, up to a maximum of Two Hundred Twenty-One Thousand Dollars ($221,000.00), which sum shall be reflected on the Post-Closing Adjustment Schedule referenced herein.

     3.   Conditions Precedent to Obligations
          -----------------------------------

          3.1 Conditions Precedent to the Target's and Shareholder's Obligations. The obligations of Target and Shareholder to be performed under this Agreement on or before the Closing Date are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Target or Shareholder.

                3.1.1 Representations and Warranties. The representations and warranties of Acquiror made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time. Acquiror shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Acquiror by the time of the Closing. Acquiror shall have delivered to Shareholder a certificate dated the Closing Date and signed by an authorized member of Acquiror confirming the foregoing.

               3.1.2 Opinion. Shareholder shall have received customary opinions dated the Closing Date of Clanahan, Tanner, Downing and Knowlton, P.C., counsel to Acquiror.

               3.1.3 Absence of Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Merger shall be in effect.

               3.1.4 Absence of Restraining Action. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Shareholder or any of its subsidiaries in connection with the Merger any damages that are material in relation to Shareholder and its subsidiaries taken as a whole; provided, however, that this condition shall be
                               --------  -------
deemed to be waived by Shareholder as to any suit, action or proceeding (except for any suit, action or proceeding by any Governmental Entity) if Acquiror provides to Shareholder indemnification in form and substance reasonably satisfactory to Shareholder and its counsel with respect to any such suit, action or proceeding.

               3.1.5 Expiration of HSR Act Waiting Period. The waiting period under the HSR Act, if applicable to the transaction, shall have expired or been terminated and there shall be no further action required with respect to the HSR Act.

               3.1.6 Certificates of Good Standing. Shareholder shall have received customary closing certificates pertaining to Acquiror, including a certificate of good standing from the Secretary of State of the State of Delaware dated as of a date reasonably prior to the Closing Date.

               3.1.7 Absence of Litigation. The Acquiror shall have disclosed to Target and Shareholder in Exhibit 4.1.16 all suits, actions or other
                             --------------
proceedings pending before any court or governmental agency, or threatened against or affecting the Acquiror and Shareholder shall be satisfied that no such suit, action or other proceeding, if adversely determined, would have a material adverse effect on the value of the business, assets, or properties of the Acquiror.

               3.1.8 Closing Documents. Target and Shareholder shall have received the certificates and other Closing documents required to be received under this Section or Section 7.2 hereof on or prior to the Closing Date.
                      -----------

               3.1.9 Consents and Releases. Shareholder shall have obtained the consents and releases referenced in Sections 7.12 and 7.13.
                                        -------------     ----

               3.1.10 Facilities Operating Agreement. Shareholder and Acquiror shall enter into a facilities operating agreement prior to the Effective Date containing terms and conditions mutually acceptable to the parties.

          3.2 Conditions Precedent to the Acquiror's Obligations. The obligations of the Acquiror to be performed under this Agreement on or before the Closing Date are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by the
Acquiror:

               3.2.1 Representations and Warranties. The representations and warranties of Shareholder made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time. Shareholder shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Shareholder by the time of the Closing. Shareholder shall have delivered to Acquiror a certificate dated the Closing Date and signed by an authorized officer of Shareholder confirming the foregoing.

               3.2.2 Opinion. Acquiror shall have received customary opinion dated the Closing Date of Erik B. Carlson, Esq., counsel to Shareholder.

               3.2.3 Absence of Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by Governmental Entity or other legal restraint or prohibition preventing the Merger shall be in effect.

               3.2.4 Absence of Restraining Action. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Acquiror or its members in connection with the Merger any damages that are material in relation to Acquiror and its members taken as a whole, (B) seeking to prohibit or limit the ownership or operation by Acquiror, Target or any of their respective members of subsidiaries of any material portion of the business or assets of Acquiror, Target or any of their respective subsidiaries or members, or to compel Acquiror, Target or any of their respective subsidiaries or members to dispose of or hold separate any material portion of the business or assets of Acquiror, Target or any of their respective members or subsidiaries, in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, or (C) seeking to prohibit Acquiror or any of its members from effectively controlling Target in any material respect; provided, however, that this condition shall be deemed to be
                  --------  -------
waived by Acquiror as to any suit, action or proceeding that seeks solely monetary damages (except for any suit, action or proceeding by any Governmental Entity) if Shareholder provides to Acquiror indemnification in form and substance reasonably satisfactory to Acquiror and its counsel with respect to such suit, action or proceeding.

               3.2.5 Expiration of HSR Waiting Period. The waiting period under the HSR Act shall have expired or been terminated and there shall be no further action required with regard to the HSR Act.

               3.2.6 Consents and Waivers. Shareholder shall have obtained all third party and Governmental Entities consents or waivers that are necessary for the conduct of the business of Target or to consummate the transactions contemplated by this Agreement identified in Exhibit 4.1.18, all such consents
                                             --------------
and waivers being in form and substance reasonably satisfactory to Acquiror.

               3.2.7 Licenses, Permits and Authorizations. All licenses, permits and authorizations issued or granted to Target by Governmental Entities that are necessary for the conduct of the business of Target set forth in Exhibits 4.1.22 and 4.1.25 shall be in place and not be subject to expiration,
---------------     ------
revocation or adverse change due to the Closing or shall have been obtained by Acquiror.

               3.2.8 Certificates of Good Standing. Acquiror shall have received customary closing certificates pertaining to Target, including a certificate of good standing from the Secretary of State of the State of Colorado and comparable certificates from the Secretaries of State of each State in which Target is qualified to do business as a foreign corporation, each dated as of a date reasonably prior to the Closing Date.

               3.2.9 Certificates. The Acquiror shall have received such certificates and other Closing documents as are required by this Section 3.2.9
                                                                 -------------
and  Section 7.1 hereof on or prior to the Closing Date.
     -----------

               3.2.10 Member Approval. The Members of Acquiror shall have approved the Merger and the other transactions contemplated by this Agreement in accordance with the DLLCA.

               3.2.11 Absence of Adverse Changes. Target shall not suffer any material adverse change in its financial condition, business, property or assets since the date of the most recent audited financial statements of the Target.

               3.2.12 Resignations. Acquiror shall have received the resignation dated as of the Closing Date of each director of the Target and the officers of the Target as Acquiror requests to resign prior to the Closing in the form set forth in Exhibit 2.6.4.
                      -------------

               3.2.13 Change in Financial Markets. There shall not have occurred a material disruption or a material adverse change in financial, banking or capital market conditions that could materially impair the financing of debt or equity of the Acquiror.

               3.2.14 Facilities Operating Agreement. Shareholder and Acquiror shall enter into a facilities operating agreement prior to the Effective Date containing terms and conditions mutually acceptable to the parties.

          3.3 Frustration of Closing Conditions. Neither Acquiror nor Shareholder may rely on the failure of any condition set forth in Section 3.1 or
                                                                  -----------
3.2, respectively, to be satisfied if such failure was caused by such party's
---
failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.


     4.   Representations and Warranties.
          -------------------------------

          4.1 Representations and Warranties of Target and Shareholder. The Target and the Shareholder, jointly and severally, represent and warrant to Acquiror as of the date hereof, as of the Effective Date and as of the Closing Date, as follows:

               4.1.1 Good Standing/Charter Documents. The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Target is qualified to do business and is in good standing in all jurisdictions where its properties, assets or activities and operations so require, which states are listed in Exhibit 4.1.1 attached hereto. True and
                                    -------------
correct copies of the Target's Articles of Incorporation and all amendments thereto, and the Target's Bylaws and all amendments thereof are set forth in

Exhibit 4.1.1 attached hereto.
-------------

               4.1.2 Binding Agreement. Each of the Shareholder and Target has all respective power and authority (corporate or otherwise) to execute, deliver and perform its respective obligations under this Agreement and to consummate the Merger contemplated herein. This Agreement has been executed and delivered by the Target and Shareholder, constitutes the valid and binding obligations of the Target and the Shareholder and is enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, general principles of equity, or similar laws affecting the rights of creditors generally and will not conflict with, cause a breach, violate or be in contravention of or result in a default under the respective Articles of Incorporation, Bylaws or any other organizational or governing instrument of the Target or the Shareholder, or of any Contract, Lease, indenture, promissory notes, agreement, mortgage or other instrument to which the Target or Shareholder is a party or by which any of its assets or property is bound or affected or to the best of Target and Shareholder's knowledge any law, rule, License, regulation, judgment, decree or order of any court, agency or other authority to which has jurisdiction over the business, properties, assets and activities of Target or Shareholder. All corporate action necessary for the approval or ratification of this Agreement has been taken or, in the case of submission of this Agreement for approval by Target's Board of Directors and Shareholder, will have been taken on or before the Closing.

               4.1.3 Capital Stock of Target. The authorized capital stock of the Target consists of one million (1,000,000) shares of common stock, par value of ten cents (.10c) per share, of which, as of the date hereof, ten thousand (10,000) shares, constituting the Target Stock, are duly authorized, validly issued and outstanding, fully paid and non-assessable. Shareholder is the record and beneficial owner of the Target Stock. Except for the Target Stock, there are no shares of capital stock or other equity securities of Target outstanding. The Target Stock has not been issued in violation of, and the Target Stock is not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Articles of Incorporation or By-laws of Target, any contract, agreement or instrument to which Target is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Shareholder or Target is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Target or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Target.

               4.1.4       Ownership of the Target Stock. Except as disclosed in
Exhibit 4.1.4, Shareholder has good and valid title to the Target Stock, free
-------------
and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Other than this Agreement, the Target Stock is not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Target Stock.

               4.1.5       No Agreements. Except as set forth in Exhibit 4.1.5,
                                                                 -------------
there are no agreements with any person with respect to (i) the sale, lease, exchange or other disposition of any of the Target's properties or assets, except in the ordinary course of its business; or (ii) the sale, pledge, hypothecation, transfer, assignment or other disposition of the ownership, direct or indirect, of any of the Target Stock, the operation of which may in the future result in a change in control of the Target.

               4.1.6 Financial Information. The unaudited trial balance report of the Target dated September 30, 1999 attached hereto as Exhibit 4.1.6
                                                                 -------------
(the "Balance Sheet") has been prepared based upon the accounting practices,
      -------------
procedures and methods regularly and historically employed by the Target for reporting to the Shareholder and in accordance with GAAP, as historically applied by the Target, is in accordance with the books and records of the Target (which books and records are complete and correct in all material respects) and fairly presents the financial position and results of operations of the Target in all material respects as of such date and for the period indicated. As of the date of the

Balance Sheet, the Target had no Liabilities other than those set forth on the Balance Sheet. Since the date of the Balance Sheet, Target has not incurred or become subject to any Liability other than Liabilities incurred in the ordinary course of business.

               4.1.7 No Change In Financial Condition. Except as set forth in Exhibit 4.1.7 attached hereto, since September 30, 1999, there has not been,
   -------------
and neither the Shareholder nor the Target knows of (i) any event, condition or state of facts that has resulted or may reasonably be expected to result in any material adverse change in the financial condition, business, sales, income, properties, assets or liabilities of the Target; or (ii) any material adverse change with respect to any contracts to which the Target is a party or any event, circumstance, fact or other occurrence which may result in any material adverse change to the financial condition, business, sales, income, properties or assets of the Target; or (iii) any damage, destruction or loss to the properties, assets or business of the Target, whether or not covered by insurance, as the result of any fire, explosion, accident, casualty, labor disturbance or interruption, requisition or taking of property by any governmental body or agency, flood, embargo, or act of God or the public enemy, or cessation, interruption or diminution of operations, which has materially and adversely affected or impaired or which may be reasonably expected to materially or adversely affect or impair the conduct of the Target's operations or business; or (iv) any labor trouble or, to the best of Shareholder's or the Target's knowledge, any event or condition of any character which has materially and adversely affected or which may be reasonably expected to materially and adversely affect or impair the conduct of the Target's operations or business; or (v) any declaration, setting aside or payment of any dividend, or any other distribution (whether in cash, stock or other property), in respect of the Target Stock; or (vi) any redemption, purchase or other acquisition by the Target of any of the Target Stock; or (vii) any significant loss of customers of the Target or any delivery of a notice of non-renewal or any other failure to renew contracts between Target and any of its significant customers.

               4.1.8  Tax Matters.

                      (i)  Except as set forth in Exhibit 4.1.8, (A) Target and
                                                  -------------
any affiliated group, within the meaning of Section 1504 of the Code, of which Target is or has been a member, have filed or caused to be filed in a timely and proper manner all material Tax Returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, (B) all Taxes required to be paid, including all Taxes due on or prior to the Effective Date have been paid in full or will be paid in full as of the Closing Date and (C) no material Tax liens have been filed, and no material claims are being asserted in writing, with respect to any Taxes payable by Target or any member of any such affiliated group.

                      The federal consolidated income Tax Returns in which Target has joined have not been audited by the Internal Revenue Service.

                           (ii) Except as set forth in Exhibit 4.1.8, (A)
neither Shareholder nor any of its affiliates has made with respect to Target, or any property held by Target, any consent under Section 341 of the Code, (B) no property of Target is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (C) Target is not a party to any lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954.

                           (iii)Except as set forth in Exhibit 4.1.8, there
                                                       -------------
are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax returns required to be filed with respect to Target and neither Target nor any affiliated group, within the meaning of Section 1504 of the Code, of which Target is or has been a member, has requested any extension of time within which to file any material Tax return, which return has not yet been filed.

                           (iv) Shareholder is not a "foreign person" within the
meaning of Section 1445 of the Code.

                           (v)  All monies required to be withheld by the Target
from employees for income taxes, social security and unemployment insurance taxes have, as of the date hereof, been collected or withheld, and as of the Closing Date shall have been collected and withheld, and either paid to the appropriate governmental agencies or set aside in cash for such purpose. The Target has not entered into, nor has been asked to enter into, any agreement for the extension of time or the assessment of any Tax or Tax delinquency, nor has the Target received any outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment or of any Tax returns of Tax liabilities due and payable.

                           (vi) Target has no liability in respect of any Tax
sharing agreement with any Person, and all Tax sharing agreements to which Target has been bound have been terminated.

                           (vii)No claim has been made within the last three
years by any taxing authority in a jurisdiction in which Target does not file Tax Returns that Target is or may be subject to taxation by that jurisdiction.

               4.1.9 Accounts; Safe Deposit Boxes; Powers of Attorney. Shareholder has made available to Acquiror (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of Target and those persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those persons entitled to act thereunder and (iii) a true and correct list of all powers of attorney granted by Target in force as of the date hereof and those persons authorized to act thereunder.



               4.1.10 Assets Other than Real Property Interests. Target has good and valid title to all assets related to its business, except those assets sold or otherwise disposed of for fair value since September 30, 1999 in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind except (i) such as will be set forth in
Exhibit 4.1.10, and (ii) Permitted Liens.
--------------

               All the material tangible personal property of Target has been maintained in all respects in accordance with the past practice of Target and generally accepted industry practice. Each item of material tangible personal property of Target is in all respects in good operating condition and repair, ordinary wear and tear excepted. All material leased personal property of Target is in all respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

               This Section 4.1.10 does not relate to real property or interests
                    --------------
in real property, such items being the subject of Section 4.1.12.
                                                  --------------


               4.1.11 Stock Transfer Records and Minute Books. Copies of the stock transfer records and corporate minute books of the Target and its subsidiaries will be furnished to the Acquiror at least ten (10) days prior to the Closing Date and will be complete and correct in all respects, except for those minutes and resolutions to be prepared with respect to Target's Canadian subsidiary in respect of certain 1999 tax return filings which will be prepared and filed in conjunction with

Shareholder's preparation and filing of such tax returns. The minute books will accurately reflect all meetings, consents and other actions of the shareholders and board of directors of the Target since the ownership of the Target by Shareholder and will also include such other documents as may be in the possession of Target relating to the period prior to Shareholder's ownership of the Target.


               4.1.12    Title to Real Property.  Exhibit 4.1.12 sets forth a
                                                  --------------
complete list of all real property and interests in real property owned in fee by Target that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current business (individually, an "Owned
                                                                      -----
Property").  Exhibit 4.1.12 sets forth a complete list of all real property and
--------     --------------
interests in real property leased by Target that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current business of Target (individually, a "Leased Property"). Target has (i) good and
                                     ---------------
insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property" and,
                                                        ----------------
collectively, as "Company Properties"), in each case free and clear of all
                  ------------------
mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) such as will be set forth in Exhibit 4.1.12,
                                                               --------------
(B) leases, subleases and similar agreements that will be set forth in Exhibit
                                                                       -------
4.1.12, (C) Permitted Liens, (D) easements, covenants, rights-of-way,
------
conditions, restrictions, reservations, licenses and other similar restrictions of record, (E) (I) any conditions that may be shown by a current, accurate survey or physical inspection of any Target Property made prior to Closing and
(II) all immaterial encroachments, overlaps, boundary line disputes and shortages in area and (F) (I) all land use (including environmental and wetlands) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any owner, developer, landlord, sublandlord or other third party on property over which Target has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way, conditions, restrictions, reservations, licenses and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of Target as presently conducted. The current use by Target of the natural gas gathering and processing facilities (each, a "Facility" and collectively, the "Facilities"),
                                --------                         ----------
offices and other facilities located on Target Property does not violate any local zoning or similar land use or government regulations in any manner that materially affects, or could reasonably be expected to materially affect, the use or operation of any Facility.

               4.1.13      Easements, Rights-of-Way and Licenses. Exhibit 4.1.13
                                                                  --------------
attached hereto sets forth, as of the date hereof and which shall set forth as of the Closing Date, an accurate and complete list of all easements and rights-of-way across real property or leases, license agreements and other rights to and for personal property to which the Target is a party (whether as purchaser, lessor, lessee, licenser or licensee) (collectively, the "Leases, Rights-of-Way
                                                          ---------------------
and Licenses"). The Target, as purchaser, lessee or licensee, has entered into
------------
all such Leases, Rights-of-Way and Licenses which are necessary for the conduct of the business and operation as now conducted. The Target has provided Acquiror access to accurate and complete copies of all such Leases, Rights-of-Way and Licenses. Each such Lease, Right-of-Way and License is in full force and effect. Each such Lease, Right-of-Way and License constitutes the legal, valid and binding obligation of the Target and the other party or parties thereto, enforceable against the Target or such other party or parties thereto as the case may be in accordance with its respective terms of each such Lease, Right-of-Way and License except as may be limited by bankruptcy, insolvency, reorganization, readjustment of debt, moratorium, general principles of equity or other laws of general application related to or affecting the enforcement of creditor's rights generally. Neither the Target nor the Shareholder has received notice or have any reason to know, of any claimed default under any such Leases, Rights-of-Way and Licenses except as set forth in Exhibit 4.1.13. The Target has a valid and enforceable right to lay,
         --------------
operate and maintain all of the pipeline currently operated by Target, other than as specifically set forth on Exhibit 4.1.13.
                                  --------------

               4.1.14 Insurance. Shareholder or Target maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of Target. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of Shareholder, the activities and operations of Target have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

               4.1.15    Intellectual Property. Exhibit 4.1.15 sets forth a true
                                                --------------
and complete list of all patents, trademarks (registered or unregistered), trade names, service marks and registered copyrights and registrations and applications therefor, domestic or foreign, owned by or registered in the name of Target or in or with respect to which Target has any rights that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current business, except for (A) such rights the loss of which, individually or in the aggregate, would not have a material adverse effect and
(B) rights in off-the-shelf computer software. Target owns or holds licenses under all such patents, trademarks, trade names, service marks and copyrights as are necessary for the conduct of its business as currently conducted and neither Shareholder nor Target is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of other persons in any patents, trademarks, trade names, service marks or copyrights owned or held by other persons.

               4.1.16    No Litigation.  Except as set forth in Exhibit 4.1.16
                                                                --------------
attached hereto, there are no existing or pending or, to the best of the knowledge of the Target and the Shareholder, threatened suits, actions, claims, or litigation, administrative, arbitration or other proceedings or governmental investigations or inquiries to which the Target or Shareholder is a party to which any of the properties or assets of Target is subject.

               4.1.17 No Violation of Laws or Regulations. To the best knowledge of Shareholder and Target, the Target has materially complied with, and is not in any material respect in default under or in violation of, any laws, ordinances, requirements, regulations or orders applicable to its businesses and properties, nor is the Target in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department official, commission, authority, board, bureau, agency or other instrumentality issued or pending against the Target which would adversely affect the Target's or the Shareholder's ability to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or delay any such transactions. Except as set forth in
Exhibit 4.1.17, neither the Shareholder nor the Target has received notice, or
--------------
otherwise have any reason to know, of any claimed default or violation or investigation related thereto with respect to any of the foregoing.

               4.1.18 Consents and Approvals. All consents necessary or required to be obtained by the Target and the Shareholder for the consummation of the transactions contemplated hereby are set forth in Exhibit 4.1.18 attached
                                                         --------------
hereto. The Target or Shareholder will have obtained, on or before the Closing Date, all such consents, approvals and authorizations of all designations, declarations and notices required to be obtained or given, as the case may be, pursuant to the Articles of Incorporation or the Bylaws of the Target, the TM Credit Agreement or under or in accordance with any Lease, Rights-of-Way, License, Permit, Contract, agreement, indenture or other instrument to which the Target is a party or by which the Target or any of its properties or assets are bound in connection with the execution, delivery and performance of this Agreement and the consummation of each transaction referred to in this Agreement. Subject to obtaining the approvals set forth in Exhibit 4.1.18,
                                                            --------------
attached hereto, neither the execution, delivery or performance of this Agreement nor the conclusion of any transaction contemplated by this Agreement will result in any violation of, be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or the Bylaws of the Target, the TM Credit Agreement or any Lease, Right-of-Way, License, Permit, Contract, indenture or other agreement or instrument or the rules and regulations of any regulatory body having jurisdiction over Target and/or its properties.

               4.1.19 Labor Agreements. There are (i) no collective bargaining agreements between the Target and any labor union or other representative of employees, including local agreements, amendments, supplements, letters and memoranda of understanding of all kinds and (ii) no employment or consulting contracts to which the Target is a party which are not terminable at will without penalty.

               4.1.20    Contracts. Exhibit 4.1.20 attached hereto sets forth,
                                    --------------
as of the date hereof and as of the Closing Date, accurate and complete lists of the following:

                         (i)  except for the Leases and Licenses, all
agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, of the Target which are to be performed in whole or in part on or after the date hereof and which require or may require the payment by the Target in an amount, or under which the Target is required or may be required to provide goods or services of a value, greater than twenty-five thousand dollars ($25,000) during any period of twelve (12) consecutive months;

                         (ii) any agreement to which the Target is a party or by
which its properties or assets are bound that limits the freedom of Target to compete in any line of business or with any person; and

                         (iii)all other agreements, contracts, arrangements,
commitments, understandings or obligations, oral or written (other than oral contracts of employment), between the Target on the one part and the Shareholder or any other officer or director of the Target on the other part, or in which any of such persons or entities has any financial interest, direct or indirect (including without limitation any agreements affecting the Target's properties or assets and agreements to make loans).

                         The Target or the Shareholder have furnished to the
extent reasonably requested by Acquiror or have made available for inspection by Acquiror a copy of each agreement, contract, arrangement, commitment or obligation set forth on Exhibit 4.1.20, attached hereto. Collectively the
                        --------------
contracts, agreements, arrangements, commitments or obligations set forth in this Section and listed in Exhibit 4.1.20, attached hereto, are referred to
                           --------------
throughout this Agreement as the "Contracts." Except as set forth in Exhibit
                                  ---------                          -------
4.1.20, each such Contract is in full force and effect and constitutes a valid
------
and binding obligation of the Target which the Target has performed all material obligations under each Contract required to be performed by it as of the date hereof and as of the Closing Date and Target is not (without or without the lapse of time or the giving of notice, or both) in breach or in default in any material respect thereunder and, to the knowledge of Target, no other party to any of the Contracts (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

               4.1.21    Employees.  Except as set forth on Exhibit 4.1.21, the
                                                            --------------
Target is not a party to any agreement, contract, arrangement, plan, commitment or understanding which has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G nor is the Target obligated to pay any severance arrangements with any current or former employees of the Target or any of its subsidiaries. Attached hereto as Exhibit 4.1.21 is a true and complete list of
                                  --------------
all persons employed and/or compensated by the Target. There are no employees of the Target who have employment contracts or employee benefit rights which cannot be terminated upon reasonable notice, except to the extent employment benefit rights must be continued as required by state and federal law.

               4.1.22    Licenses, Equipment.

                         (i) All licenses and authorizations with respect to the
facilities owned, operated or leased by the Target, such facilities being identified at Exhibit 4.1.22, attached hereto, and/or to the conduct of the
              --------------
Target's business are listed at Exhibit 4.1.22 attached hereto. Except as set
                                --------------
forth in Exhibit 4.1.22 to the best knowledge of Shareholder or Target, the
         --------------
Target has complied in all material respects with all terms and conditions thereof and the same are not now and will not be at the Closing subject to suspension, modification, revocation or nonrenewal as a result of this Agreement or the consummation of the transactions contemplated hereby. There are no outstanding citations or notices of a violation or, to the best knowledge of the Target and Shareholder, investigations ongoing, by any federal or state government agency, commission or other authority with respect to the facilities owned, operated or leased by the Target.

                         (ii) The Target owns or leases all of the equipment
necessary or useful in the operation of the facilities in accordance with the licenses granted in connection therewith and in accordance with the Target's obligations under any agreements now in effect (the "Equipment"). All of the
                                                     ---------
Equipment is in good repair and operable condition, ordinary wear and tear excepted, and has been, and will be, prior to Closing, operated in material compliance with the authorizations governing the operation of the facilities and applicable rules and regulations of the federal and state regulatory agency, commission or other authority having jurisdiction over such facilities.

               4.1.23 Customer Accounts Receivable. All customer accounts receivable of Target, in effect as of the date hereof or which are subsequently created through the Closing Date, have arisen from bona fide transactions in the ordinary course of business. To Shareholder's knowledge, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts. Target has good and marketable title to all of its accounts receivable, free and clear of all liens, except as set forth in Exhibit 4.1.23.
                              --------------

               4.1.24 Payables. The accounts payable of the Target are true and correct and Target is not in default thereunder as of the date hereof and as of the Closing Date. The Target shall not incur any additional accounts payable between the date hereof and the Closing Date other than in the ordinary course of business without Acquiror's express, written consent, which consent shall not be unreasonably withheld.

               4.1.25 Permits. The Target has obtained all permits, licenses and any other approvals or authorizations (collectively "Permits") necessary for
                                                         -------
the ownership, operation, or leasing of the facilities. All such Permits are presently valid and in full force and effect, the Target is not in default under, no condition exists that with notice or lapse of time would constitute a default under, and no revocation, cancellation, or withdrawal thereof has been effected or to the best of the knowledge of the Target and the Shareholder, threatened. Except as set forth in Exhibit 4.1.25, the execution, delivery and
                                   --------------
performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the termination of, or modifications of, any such Permits.

               4.1.26    Employee Benefit Matters.

                         (i) Employee Salaries and Benefits. Exhibit 4.1.26(i)
                                                             -----------------
consists of a true and complete list of all of the salaries of all employees of the Target and a true and complete list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Retirement Savings
                   -----                                      ------------------
Plan"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA),
----
bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Shareholder or Target for the benefit of any employees of Target (all the foregoing being herein referred to as "Benefit Plans"). Shareholder will make
                                       -------------
available to Acquiror true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required and (D) each trust agreement and group annuity contract relating to any Benefit Plan. None of the Benefit Plans is sponsored or maintained by Target (except to the extent Target is a participating employer in the Benefit Plans), and neither Acquiror nor Target shall have any liability or obligation under any Benefit Plan from and after the Closing except as specifically provided in Section 8 hereof.
                                           ---------

                         (ii) Compliance with ERISA. Except as set forth in
Exhibit 4.1.26(ii), (A) each Benefit Plan has been administered in all material
------------------
respects in accordance with its terms, (B) Target and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code, and (C) there are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of Shareholder, threatened against or involving any Benefit Plan and, to the knowledge of Shareholder, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

                              (iii) Funding. Except as set forth in Exhibit
                                                                    -------
4.1.26(iii), (A) all contributions to, and payments from, the Benefit Plans that
-----------
may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made, (B) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan,
(C) no Pension Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year and (D) there are no liens in respect of any Pension Plan to which Target could be subject pursuant to Section 412(n) of the Code or Sections 302(f) or 4068(a) of ERISA.

                              (iv) Determination Letters. Except as set forth in
Exhibit 4.1.26(iv), all Pension Plans that are intended to be tax-qualified have
------------------
been the subject of determination
letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Shareholder, has revocation been threatened. No amendment to any such Pension Plan has been adopted since the date of its most recent determination letter that, to the knowledge of Shareholder, is likely to adversely affect its qualification.

                         (v)  Prohibited Transactions. To the best of the
knowledge of Shareholder and Target, "prohibited transaction" (as defined in
Section 4975 of the Code or Section 406 of ERISA) has not occurred that involves the assets of any Benefit Plan and that could subject Target or any of its employees to a material tax or penalty on prohibited transactions imposed by
Section 4975 of ERISA or the sanctions imposed under Title I of ERISA. Except as will be set forth in Exhibit 4.1.26(v), none of the Pension Plans has been
                     -----------------
terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto for which the 30-day notice requirement under Section 4043(a) of ERISA has not been waived by the Pension Benefit Guaranty Corporation other than as a result of the transactions contemplated by this Agreement. Neither Shareholder nor, to Shareholder's knowledge, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject Target to any liability for breach of fiduciary duty under ERISA or any other applicable law which, individually or in the aggregate, would have a material adverse effect.

                              (vi) Pension Benefit Guaranty Corporation
Liability. With respect to any Pension Plan subject to Title IV of ERISA (including for the purposes of this Section 4.1.26 any Pension Plan maintained
                                    --------------
or contributed to by Shareholder or any other person under common control with Shareholder), Shareholder has not incurred any liability to such Pension Plan or to the Pension Benefit Guaranty Corporation that has not been satisfied, other than for the payment of contributions or premiums, all of which have been paid when due.

                         (vii)  Multi-Employer Plan. Except as set forth in
Exhibit 4.1.26(vii), at no time within the three years preceding the Closing
-------------------
Date has Shareholder or Target been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any employees of Target or incurred any withdrawal liability, within the meaning of
Section 4201 of ERISA, with respect to any such multiemployer plan, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan.

                         (viii) Post Retirement Benefits.  No plan, program or
arrangement maintained by the Target or by Shareholder on behalf of Target provides for post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits, except to the extent of the continuation coverage rules as provided under the provisions of (S)4980B of the Code and
(S)(S)601 through 608 of ERISA.

                         (ix)   Communications. To the best knowledge of Target
and Shareholder, all communications with respect to each Benefit Plan by any person having the requisite authority to make such communications reflect and always have reflected in all material respects the plan documents and operations of each such Benefit Plan. There have been no written statements or communications, and to the best knowledge of the Target and the Shareholder, no oral statements or communications made to any employee or former employee of the Target in any form by any person so authorized by Shareholder or Target (including, without limitation, any officer, director or any other employee of the Target having the requisite power to do so) which provide for or could be construed as contract or promise by the Target to provide for any pension, welfare or other insurance type benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Benefit Plans listed in Exhibit 4.1.26(i) attached hereto.
   -----------------

                         (x) Severance. The Target has no severance arrangements
with any current or former employee of the Target.

               4.1.27    Directors and Officers. Exhibit 4.1.27 attached hereto
                                                 --------------
is a correct and complete list as of the date hereof showing the names of each of the Officers and Directors of the Target, each of whom has been duly elected or appointed.

               4.1.28    No Subsidiaries. Except as set forth in Exhibit 4.1.28,
                                                                 --------------
the Target does not have any subsidiaries and does not own shares of common stock or capital stock in any other corporation or a participating interest or other interest in any limited liability company, partnership, joint venture, strategic alliance or any other entity, association or business arrangement.

               4.1.29    Sale of Hydrocarbon Liquids. Except as set forth in
Exhibit 4.1.29, no hydrocarbon liquids extracted at the Target's gas processing
--------------
and gathering facilities are subject to a sales contract (other than a contract or division order terminable upon no more than 30 days notice), and no person has any call upon, option to purchase or similar rights with respect to hydrocarbon liquids extracted from the Target's gas processing and gathering facilities. The Target is receiving proceeds from the sale of liquid hydrocarbons in a timely manner, and the proceeds payable to Target are not being held in suspense by any purchaser or operator and are not subject to refund.

               4.1.30 Suspense Accounts. Suspense accounts for proceeds payable to third parties that are maintained by Target are adequate for the purposes for which they were created, and will contain sufficient monies at the Closing Date to satisfy obligations to such third parties for the payment of their proceeds of production as of the Closing Date.

               4.1.31 Disclosure. No representation or warranty of Shareholder or Target contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of Shareholder or Target to Acquiror or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

               4.1.32 Year 2000 Compliance. Target has not and will not suffer a material adverse effect attributable to a lack of Year 2000 Compliance in any system, process or equipment owned or operated by the Target.

               4.1.33    Related Transactions. Except as set forth on Exhibit
                                                                      -------
4.1.33, and except for compensation to bona-fide employees of the Target for
------
services rendered in the ordinary course of business, no current or former Affiliate of the Target or any "associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) thereof, is now, or has been during the last three fiscal years, (A) party to any transaction or Contract with the Target (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or associate), or (B) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Target (other than nonaffiliated holdings in publicly held companies). As of the Closing Date, the Target shall not be a guarantor or otherwise liable for any actual or potential Liability of its Affiliates, except the intercompany payable from Bear Paw Processing Company (Canada) Ltd. to Target. The Target does not
(x) own or operate any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (y) own any social club memberships, whether or not for the benefit of the Target and/or its executives.

               4.1.34    Environmental Matters.

                         (i) Target is in compliance in all material respects
with all Environmental Laws.

                         (ii) Without limiting the generality of the foregoing,
Target holds and is in compliance in all material respects with all permits, licenses and other authorizations that may be required pursuant to Environmental Laws for the operation of its facilities and systems and the operation of its business as currently conducted. A list of all such permits, licenses and other authorizations is set forth on the "Environmental Schedule" attached hereto as
                                    ----------------------
Exhibit 4.1.34(ii).
------------------

                         (iii)To the best of their knowledge, except as set
forth on Exhibit 4.1.34(iii), (A) neither Shareholder nor Target has received
         -------------------
any written communication within the past three years that has not been satisfactorily resolved from a Governmental Entity or other person that alleges that Target is not in compliance with or is subject to liability under any Environmental Laws or that any investigation or cleanup of hazardous substances is requested or demanded under any Environmental Law, (B) no real property currently or formerly owned or operated by Target is contaminated with, or is subject to any release of, any hazardous substance which contamination or release requires investigation or remediation under Environmental Law and which investigation or remediation, individually or in the aggregate, would be reasonably likely to result in material Liability to Target, (C) Target is not the subject of any written claim or notice regarding potential responsibility for hazardous substance off-site disposal pursuant any Environmental Law, and
(D) Shareholder and/or Target has delivered or made available to Acquiror copies of all environmental reports, studies, assessments, sampling data and other material environmental information in their possession relating to Target and its current or former properties or operations.

               (iv) Except as set forth on Exhibit 4.1.34(iv), none of the
                                                   ----------
following exists at any property or facility owned or operated by the Target: 1) regulated underground storage tanks 2) asbestos-containing material in any form or condition; 3) materials or equipment containing polychlorinated biphenyls; or
4) landfills, surface impoundments, or disposal areas.

               (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any "transaction-triggered" or "responsible property transfer" provisions of Environmental Laws.

               (vi) Target has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental Laws.

               4.1.35 Brokerage Commission. Neither the Shareholder nor Target has, directly or indirectly, entered into any agreement with any person that would obligate Target or Acquiror to pay any compensation, brokerage fee or "finder's fee" in connection with the transactions contemplated by this Agreement.

               4.1.36 Intercompany Debt. At the Closing Date, the Intercompany Debt between Shareholder and Target is a Retained Liability to be paid in full from the Closing Date Amount.

          4.2 Representations and Warranties of Acquiror. Acquiror represents and warrants to the Target and the Shareholder as of the date hereof, as of the Effective Date, and as of the Closing Date as follows:

               4.2.1 Authority. Acquiror has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Acquiror to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms. A true and correct copy of Acquiror's Certificate of Formation and all amendments thereto and restatements thereof, certified by the Delaware Secretary of State and all amendments thereof and restatements thereto, are set forth in Exhibit 4.2.1 attached hereto.
                 -------------

               4.2.2 No Conflicts; Consents. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Acquiror under any provision of (i) the Certificate of Formation, Operating Agreement or any other organizational or governing instrument of Acquiror, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Acquiror is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to Acquiror its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Acquiror or on the ability of Acquiror to consummate the transactions contemplated hereby ("Material Adverse Effect"). No material consent, approval,
                      -----------------------
license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than compliance with and filings under the HSR Act.

               4.2.3 Organization and Standing of Acquiror/Surviving Entity. Acquiror is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Acquiror is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

               4.2.4 Actions and Proceedings, etc. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Acquiror or any of its affiliates, (ii) lawsuits, actions or proceedings pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its affiliates, or (iii) investigations by any Governmental Entity which are, to the knowledge of Acquiror, pending or threatened against Acquiror or any of its affiliates, and which, in the case of each of clauses (i), (ii) and (iii), could have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated hereby.

               4.2.5 Availability of Funds. Subject to the terms and conditions of this Agreement, as of the Closing Date, Acquiror will have sufficient cash available or will have borrowing facilities or firm commitments which together are sufficient to enable it to consummate the transactions contemplated by this Agreement.

               4.2.6 Brokerage Agreements. Acquiror has not, directly or indirectly, entered into any agreement with any person that would obligate Shareholder to pay any compensation, brokerage fee or "finder's fee" in connection with the transactions contemplated by this Agreement.

               4.2.7 Disclosure. No representation or warranty of Acquiror contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein not misleading.

     5.   Pre-Closing Covenants
          ---------------------

          5.1  Pre-Closing Covenants of Shareholder and Target.

               5.1.1 Operation of Target's Business. The Shareholder and the Target (for purposes of this Section 5, all references to the "Target" shall
                             ---------
include each of the Target's subsidiaries, if any) hereby agree that from and after the date hereof to the Closing Date, except as otherwise contemplated by this Agreement, the Target shall conduct its business solely in the ordinary course consistent with past practice and the Target shall, and the Shareholder shall cause the Target to:

                       (i) Organizational Documents. Not amend the Articles of Incorporation or Bylaws of Target, except as may be necessary to carry out this Agreement or as required by law;

                       (ii) Corporate Name. Not change the corporate name of Target or permit the use thereof by any other corporation, person or entity;

                       (iii) Compensation. Not pay or agree to pay any employee, officer, or director of Target, without the consent of Acquiror, compensation which is in excess of the current compensation level of each employee, officer or director, except for standard periodic increases to non-management employees consistent with past practice in terms of timing and amount;

                       (iv) Distributions to Shareholder. Not declare, make, pay or otherwise authorize any distributions to the Shareholder including, without limitation, dividends or the purchase, redemption or other acquisition of the Target's Stock.

                       (v) Management. Not make any changes in management of Target without the prior written consent of Acquiror;

                       (vi) Reorganizations or Other Related Transactions. Not merge or consolidate Target with any other corporation, nor shall Target acquire, agree to acquire or be acquired by any corporation, association, partnership, joint venture or other entity without the prior written consent of Acquiror;

                       (vii) Disposition or Abandonment of Assets. Not sell, transfer or otherwise dispose of any of the properties or assets of Target, equipment or other facilities without the prior written consent of Acquiror;

                       (viii) Indebtedness. Not create, incur, assume or guarantee any indebtedness for the use or benefit of Target except for trade indebtedness incurred in the ordinary course of business of Target, unless the Target first advises Acquiror and Acquiror consents thereto, which consents shall not be unreasonably withheld.

                       (ix) Liens. Not create or suffer to exist any liens on any of the properties or assets, equipment or other facilities of Target, except for Permitted Liens and those in existence on the date hereof;

                       (x) Increase of Indebtedness. Not increase the amount of any indebtedness outstanding under any loan agreement, mortgage or borrowing arrangement in existence on the date hereof for the use or benefit of Target, unless the Target first advises Acquiror and receives its consent thereto except for additional borrowings required to fund the working capital needs of the Target in the ordinary course of business under any line of credit loan to the extent permitted thereunder by the documentation relating thereto in effect as of the date hereof and then only to the extent that the Target has first notified Acquiror of any such borrowings under the line of credit subsequent to the date hereof and Acquiror approves such borrowings, such approval not to be unreasonably withheld;

                       (xi) Payables. Pay when due, in accordance with past practices, all of accounts payables and trade obligations of Target;

                       (xii) Maintenance of Assets. Maintain the facilities, assets and properties of Target, including without limitation the equipment, in good operating repair, order and condition, reasonable wear and tear excepted, and notify Acquiror promptly upon any loss of, damage to or destruction of any of its facilities, properties or assets;

                       (xiii) Insurance. Keep and maintain in full force and effect through the close of business on the Closing Date all insurance coverage of the types and in the amounts currently maintained, or suitable replacements therefor attached hereto and apply the proceeds received under any insurance policy as a result of any loss of, damage to, or destruction of any of facilities, properties or assets, including the equipment of Target, to the repair or replacement of such facilities, properties or assets, including the equipment;

                       (xiv) Contracts and Permits. Maintain in full force and effect all material Leases, Rights-of-Way, Licenses, Contracts and Permits necessary for or related to the operation of the business of Target in all respects and in all places as its business is now conducted;

                       (xv) Goodwill. Use commercially reasonable efforts to preserve the business organization of Target intact, to keep available the services of Target's present employees and to preserve the goodwill of the customers and others having business relations with Target;

                       (xvi) Issuance of Securities. Not issue any additional capital stock, options, warrants, or other rights to purchase capital stock or securities convertible into or exchangeable for capital stock of the Target; not declare, set aside or pay any dividend or make any other distributions (whether in cash, stock or other property) in respect of any of the Target's shares of capital stock;

                       (xvii) Repayment of Indebtedness. Except as approved by Acquiror after first being notified of any such event, not make any direct or indirect repurchase, repayment or retirement of any principal of, or interest on, any indebtedness of Target other than regularly scheduled payments of principal and interest as provided in the promissory note evidencing any of the Target's indebtedness;

                       (xviii) Litigation. Promptly advise Acquiror in writing of the commencement of, or of any known threat to commence, any suit, claim, action, arbitration, legal or administrative proceedings, governmental investigation or tax audit against the Target;

                       (xix) Miscellaneous. Not enter into any agreement or otherwise agree to take any action in violation of the negative covenants set forth in this Section 5.1.1;
              -------------

                       (xx) Tax Claims/Elections. Not settle any Tax claims except those for which notice has been received or an audit has been commenced as set forth in Exhibit 4.1.8 relating to Target, or make any Tax election with
                -------------
respect to Target which is not consistent with past practice without the consent of the Acquiror, which consent shall not be unreasonably withheld;

               5.1.2 Cooperation. Target and Shareholder will cooperate with Acquiror in seeking authorizations or consents to the transfer of control to the Surviving Entity, and each party will bear its expenses incurred in requesting such authorizations or consents required to be obtained under the provisions of this Agreement by such party. Target and Shareholder will cooperate with Acquiror in responding promptly to any inquiries or objections related to such requests for authorizations or consents; and

               5.1.3 Commercially Reasonable Efforts. Subject to the other provisions of this Agreement, the Shareholder and the Target will use their commercially reasonable efforts to cause the conditions listed in Section 3.2
                                                                  -----------
hereof to be satisfied on or before the Closing Date.

               5.1.4 Access to Information Prior to the Closing. The Target and Shareholder shall reasonably cooperate with Acquiror, and the Target shall provide, and the Shareholder shall cause the Target to provide, to Acquiror and its accountants, counsel and other representatives (collectively "Advisors")
                                                                  --------
during normal business hours, (i) reasonable access to the books, records, equipment, leases, title opinions and other information concerning the properties and other real estate owned or leased by the Target or in which the Target has an interest, and all other Contracts, Leases, Rights-of-Way, Licenses and Permits relating to the assets and operations of the Target's business and properties and all work papers relating to the Target of the Target's independent accountants and (ii) reasonable opportunity to discuss the Target's business affairs and assets with its officers, employees, agents and independent accountants and furnish to Acquiror and its advisors copies of such documents, records and information with respect to the affairs of the Target as Acquiror may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of Shareholder or the Target.

               5.1.5 Benefit Plans. Between the date hereof and the Closing Date the Target will not establish or implement a new Benefit Plan of any kind whatsoever that will take effect prior to the Closing Date.

               5.1.6   Standstill Agreement; Disposition and Voting of
Securities.

                       (i) During the period from the date hereof until the Closing Date (the "Exclusive Period"), the Target and the Shareholder shall deal
                   ----------------
exclusively with the Acquiror regarding the acquisition of or investment in the Target or any subsidiary, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Potential Transaction") and, without the
                                    ---------------------
prior written consent of the Acquiror, neither the Target nor the Shareholder shall, directly or indirectly, (i) solicit, initiate discussions with or engage in negotiations with any Person (whether such negotiations are initiated by the Target, the Shareholder or otherwise), other than the Acquiror and its Affiliates or a party designated by the Acquiror, relating to a Potential Transaction, (ii) provide information or documentation with respect to the Target or any subsidiary to any Person, other than the Acquiror and its Affiliates or a party designated by the Acquiror, relating to a Potential Transaction or (iii) enter into an agreement with any Person, other than the Acquiror or any Affiliate thereof, providing for any Potential Transaction. If the Target or the Shareholder receives an unsolicited inquiry, offer or proposal relating to any of the above, the Target or such Shareholder shall immediately notify the Acquiror thereof. The Target and the Shareholder represent to the Acquiror that they are not bound to negotiate a Potential Transaction with any other Person and that their execution of this Agreement does not violate any agreement to which any of them is bound or to which any of the assets of the Target or any subsidiary is subject.

                       (ii) From and after the date hereof, the Shareholder shall, as to itself, and the Target (with respect to the securities of each subsidiary) shall:

                              (a)   without the prior written consent of the
Acquiror, refrain from transferring, selling or assigning to any Person, or agreeing in any manner to transfer, sell or assign to any Person, or pledge, encumber, deposit in a voting trust or grant a proxy with respect to, any securities of the Target or any subsidiary presently or hereafter owned or controlled by him, her or it; and

                              (b)   vote the shares of capital stock of the
Target and any subsidiary presently or hereafter owned or controlled by such Shareholder or the Target (or any other security which has voting rights) against any merger (other than the Merger), consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Target or any subsidiary at every meeting of shareholders of the Target or any subsidiary called therefor and at every adjournment thereof (or withhold consent in writing to any such action proposed to be taken by written consent in lieu of a meeting).

                       (iii) The parties recognize and acknowledge that a breach by the Target, any subsidiary or the Shareholder of this Section 5.1.6
                                                                -------------
will cause irreparable and material loss and damage to the Acquiror as to which they will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

               5.1.7   Release.

                       (i) Anything contained herein to the contrary notwithstanding, by the execution and delivery of this Agreement, in consideration of the mutual covenants and agreements contained herein, including, without limitation, the consideration set forth in Section 2.1, the
                                                              -----------
Shareholder hereby irrevocably releases and forever discharges the Target (for the benefit of the Surviving Entity and its members, subsidiaries, Affiliates, divisions and predecessors and their respective past and present directors, officers, employees and agents, and each of their respective successors, heirs, assigns, executors and administrators (collectively, the "Released Persons") of
                                                          ----------------
and from all manner of action and actions, cause and causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, omissions, promises, variances, trespasses, damages, liabilities, judgments, executions, claims and demands whatsoever, in law or in equity which against the Released Persons such Shareholder ever had, now has or which it hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter or cause arising at any time on or prior to the Effective Time unless occasioned by fraud or willful misconduct or gross negligence.

                       (ii) The Shareholder specifically represents and warrants to the Released Persons that he, she or it has not assigned any such claim set forth in paragraph (i) above, and agrees to indemnify and hold harmless the Released Persons from and against any and all losses or damages arising from or in any way related to (A) any such assignment, and (B) any action by any third party arising from or in any way related to the relationship among such Shareholder and the Released Persons, which is the subject of this
Section 5.1.7.
-------------

               5.1.8 Relationships with Vendors and Customers. From and after the date hereof, neither the Target, any subsidiary nor the Shareholder shall take or fail to take any action which would reasonably be expected to, directly or indirectly, have a material adverse effect on the Target or its Subsidiaries or the business or operations of the Surviving Entity after the Closing, or on the business relationship between the Target or the Surviving Entity, as applicable, and any vendor, supplier or customer thereof.

               5.1.9 Termination of Affiliate Transactions. The Shareholder agrees that, effective as of the Effective Time and without any further action by the Target, the Surviving Entity or any Member thereof, shall be released from and Shareholder shall assume any and all Liabilities to the Shareholder or its Affiliates including Intercompany Debt, which shall be paid in full at Closing in accordance with Section 4.1.36, and except as set forth on Exhibit
                           --------------                             -------
4.1.33.
------

               5.1.10 Growth Capital Expenditures. Shareholder and the Target have committed to and have incurred those Growth Capital Expenditures reflected on Exhibit 1.19(A). Further, Target and Shareholder agree that for the period from and after November 30, 1999 up to and including the Effective Time, Target and/or Shareholder for the benefit of Target shall commit to and incur the Growth Capital Expenditures to be reflected on the Closing Growth Capital Expenditure Schedule; provided, however, that from and after the date of execution of this Agreement up to and including the Effective Time, neither Target nor Shareholder for the benefit of Target shall commit to or incur any Growth Capital Expenditure without the prior consent of Acquiror, which consent shall not be unreasonably withheld.

               5.1.11 Supplemental Exhibits. Shareholder and Target shall have the continuing obligation until the Closing promptly to supplement or amend the exhibits hereto with respect to any matter hereafter arising or discovered which, if existing or known as of the date of execution of this Agreement, would have been required to be set forth or described in such exhibits; provided, however, that any such addition or supplement by Shareholder to the exhibits hereto shall in no way diminish or compromise Acquiror's right to object thereto pursuant to Section 9.1.5 or Section 11 of this Agreement.
            -------------    ----------

          5.2  Pre-Closing Covenants of Acquiror.

               5.2.1 Confidentiality. Acquiror and its respective members, managers and employees, bankers, consultants and agents shall retain in confidence and shall cause their Advisors to retain in confidence, all information obtained by them pursuant to the investigations made by Acquiror or its Advisors in connection with the Merger (the "Target Confidential
                                                 -------------------
Information"). The Shareholder, the Target, their respective officers, directors
-----------
and employees shall retain in confidence, all information obtained by them in connection with any investigation undertaken by such persons as a result of Acquiror providing such persons reasonable access to information of the Acquiror as provided in this Agreement (the "Acquiror Confidential Information", together
                                    ---------------------------------
with the Target Confidential Information, the "Confidential Information").  The
                                               ------------------------
parties agree that Confidential Information shall not include information which
(i) was or becomes generally available to the public other than as a result of a disclosure by Target, Shareholder, the Acquiror or any of their officers, directors, members, managers or employees or any of their Advisors, (ii) was or becomes available to Target, Shareholder, Acquiror, any of their officers, directors or employees or their Advisors on a non-confidential basis from a source other than Target, Shareholder, Acquiror or their Advisors, provided that such source is not bound by a confidentiality agreement or (iii) was, or in the future is, developed independently by Target, Shareholder, Acquiror or their Advisors without reference to the information furnished by Target, the Shareholder or Acquiror or their Advisors, as the case may be. The parties understand and agree that all of the Confidential Information supplied to Target, Shareholder or Acquiror or their Advisors is provided on the understanding that such Confidential Information shall remain the property of Target, Shareholder or Acquiror, as the case may be, and that all copies and originals of any Confidential Information furnished pursuant to this Agreement from one party to another will be returned to the party furnishing such Confidential Information promptly upon its request after termination of this Agreement as provided under Section 8 hereof. Pending the Closing of the
                            ---------
transactions contemplated hereby or if this Agreement is terminated as provided in Section 8 hereof, a party receiving the Confidential Information of another
   ---------
party shall not use such information to its economic or financial advantage or benefit.

               5.2.2 Commercially Reasonable Efforts. Subject to the other conditions of this Agreement, Acquiror will use its commercially reasonable efforts to cause the conditions listed in Section 3.1 hereof to be satisfied on
                                          -----------
or before the Closing Date.

               5.2.3 Non-Solicitation of Shareholder Employees. Except for those employees of Shareholder listed on Exhibit 5.2.3, neither Acquiror,
                                         -------------
Target or the Surviving Entity shall solicit, hire or employ any persons employed by Shareholder from November 10, 1999 and for a period of two (2) years thereafter without obtaining the prior written consent of Shareholder, which may be withheld in its sole and absolute discretion. The parties agree that this restriction shall not apply to (i) any solicitation directed at the public in general by the surviving entity in publications available to the public in general, (ii) the employment of employees of Shareholder by Acquiror, Target or Surviving Entity not involving an initial solicitation by such parties, including a solicitation which is effected in the manners described in clauses (i) or (iii) of this Section, (iii) the solicitation of employees of Shareholder by an executive search firm acting on behalf of Acquiror, Target or Surviving Entity where none of Acquiror, Target or Surviving Entity instructed or encouraged such solicitation, or (iv) employment by any of Acquiror, Target or Surviving Entity of any employees of Shareholder who have terminated employment with Shareholder prior to commencement of employment discussions between the said parties and such employee.

          5.3  Mutual Pre-Closing Covenants.

               5.3.1 Publicity. Shareholder and Acquiror agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of
                                          --------  -------
Acquiror and Shareholder may make internal announcements to its employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other party.

               5.3.2 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur.

               5.3.3 Antitrust Notification. Each of Shareholder and Acquiror shall as promptly as practicable, but in no event later than one business day following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of
                                      ---
Justice (the "DOJ") the notification and report form, if any, required for the
              ---
transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Acquiror and Shareholder shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Shareholder and Acquiror shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Shareholder and Acquiror shall use its commercially reasonable efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares. Filing fees related to the HSR Act filing shall be paid by the Acquiror.

     6.   Post-Closing Covenants.  The Shareholder, Target and Acquiror agree as
          ----------------------
follows with respect to the period following the Closing.

          6.1  Mutual Covenants.

               6.1.1   Cooperation.  Without limiting Section 12, Acquiror and
                                                      ----------
Shareholder shall cooperate with each other, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of Target from Shareholder to Acquiror and to minimize any disruption to the respective businesses of

Shareholder, Acquiror and Target that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Acquiror and Shareholder shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to Target as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section
                                                                    -------
6.1.1. Neither party shall be required by this Section 6.1.1 to take any action
-----                                          -------------
that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

               6.1.2   Intentionally Left Blank.

               6.1.3   Intentionally Left Blank.

               6.1.4   Intentionally Left Blank.

               6.1.5 Records. (i) On the Closing Date, Shareholder shall deliver or cause to be delivered to Acquiror all original material agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"),
                                                                    -------
if any, in the possession of Shareholder relating to Target to the extent not then in the possession of Target, subject to the following exceptions:

                       (A) Acquiror recognizes that certain Records may contain incidental information relating to Target or may relate primarily to subsidiaries or divisions of Shareholder or Target other than Target, and that Shareholder may retain such Records and shall provide copies of the relevant portions thereof to Acquiror;

                       (B) Subject to clause (ii) below, Shareholder may retain any and all Tax returns, reports or forms and other Tax Records relating to Target in its possession; and

                       (C) Shareholder shall retain the original Minutes Books of Target and its Subsidiaries for a period of thirty (30) days after Closing to prepare appropriate resolutions relating to the matters occurring prior to or at the Closing Date.

                       (ii) Shareholder and Acquiror shall provide to each other, and Acquiror shall cause Target to provide to Shareholder, at any reasonable time and from time to time, at the business location at which the Records are maintained, after the Closing Date, full access to such Tax Records of Target as Shareholder or Acquiror, as the case may be, may from time to time reasonably request and shall furnish, and request the independent accountants and legal counsel of Shareholder, Acquiror or Target to furnish to Shareholder or Acquiror, as the case may be, such additional Tax and other information and documents in the possession of such persons (excluding privileged materials) as Shareholder or Acquiror may from time to time reasonably request; provided,
                                                                  --------
however, that Shareholder shall not be required to furnish access to Records (or
-------
portions of any Records) or furnish, or request its independent accountants or legal counsel to furnish, any information or documents (or any portions thereof) that are not related to the Business. In particular, but without limitation,
(A) to the extent in its possession, Shareholder shall provide to Acquiror, to the extent requested by Acquiror, access to all separate Tax Returns (and related workpapers) of Target and such portions of the consolidated, combined or unitary returns of affiliated groups of which Target was a member (and related workpapers), in each case to the extent such returns or such portions relate exclusively to the Business (including redacted versions of such returns or portions thereof to the extent that relate exclusively to the Business) and (B) to the extent in the possession of Acquiror or Target, Acquiror shall provide to Shareholder, or cause Target to provide to Shareholder, to the extent requested by Shareholder, true and complete copies of all Tax Returns, workpapers and other Records relating to Federal, state and local sales, use and excise Taxes.

               6.1.6 Shareholder Guaranties. Acquiror recognizes that Shareholder, directly or through financial institutions, insurance companies or third parties, has provided guaranties or have otherwise agreed to be liable for, liabilities (including contingent liabilities) arising from the business of Target (the "Shareholder Guaranties"), which Shareholder Guaranties are set
             ----------------------
forth on Exhibit 6.1.6, attached hereto.  Acquiror recognizes that Shareholder
         -------------
prefers to terminate the Shareholder Guaranties as of the Closing Date but further recognizes that the removal or replacement of Shareholder as a guarantor on or before the Closing Date is impractical. Acquiror will use its commercially reasonable efforts to substitute, where required, the obligation of Acquiror, directly or through financial institutions, insurance companies or other third parties, for the Shareholder Guaranties on or before the Closing Date but in any event within a reasonable time following the Closing Date. Shareholder agrees not to terminate the Shareholder Guaranties; provided that Acquiror shall
                                             --------
indemnify, or shall cause Surviving Entity to indemnify, Shareholder for all liabilities on Shareholder Guaranties that arise after the Closing Date in a manner reasonably satisfactory to Shareholder; and provided further that
                                                   -------- -------
Acquiror shall continue to use, or shall cause Surviving Entity to use, its commercially reasonable efforts to complete the actions required to be taken by Acquiror referenced above. Notwithstanding anything hereinabove to the contrary, Shareholder's obligation hereunder shall terminate six (6) months after the Effective Time (the "Shareholder Guaranty Termination Date"); provided, however,
                     -------------------------------------
that in the event Acquiror or Surviving Entity, despite its use of commercially reasonable efforts, is unable to substitute the obligation of Acquiror or Surviving Entity with respect to any Shareholder Guaranty and provides Shareholder written notice thereof at least thirty (30) days prior to the Shareholder Guaranty Termination Date, Shareholder agrees to discuss in good faith with Surviving Entity possible alternative mutually acceptable remedies prior to terminating the relevant Shareholder Guaranty, but, in the absence of agreement regarding a mutually acceptable alternative, shall not be required to maintain such Shareholder Guaranty in effect after the Shareholder Guaranty Termination Date.

               6.1.7 Tax Treatment. Acquiror, Target and Shareholder shall treat the Merger transaction contemplated under this Agreement for all Tax purposes, including on their Tax Returns, as a sale of assets by Target to Acquiror, followed by a liquidation of Target into Shareholder occurring as of the Closing Date. Acquiror and Shareholder are each separately responsible for the allocation statement ("Allocation Statement") with respect to the assets
                           --------------------
acquired from Target, pursuant to Section 1060 of the Code and any other applicable Tax laws. Acquiror and Shareholder will attempt to reach agreement as to an Allocation Statement allocating the Merger Consideration to the various assets transferred for Tax purposes in connection with the Merger. However, to the extent that Acquiror and Shareholder are unable to reach agreement as to the allocation of any particular item or items, each party shall prepare that portion of its Allocation Statement, allocating the portion of the Merger Consideration to each such item upon which they disagree in the manner as each shall determine in its sole discretion without regard as to the manner in which the other party allocates such item on its Allocation Statement. Shareholder and Acquiror agree that the fair market value of the issued and outstanding shares of the capital stock of each of Bear Paw Processing (Canada) Ltd. and Republic Natural Gas Company is $1.00.

          6.2  Post-Closing Covenants of Shareholder and Target.

               6.2.1 Cooperation of Shareholder and Current Directors of Target. The Shareholder and the current directors of the Target will reasonably cooperate upon and after the Closing Date in effecting the Merger and the orderly transfer of the assets and properties, as well as the control of the Target to Acquiror by using their commercially reasonable efforts to cause any federal, state or local governmental body, and every agency and department and instrumentality thereof, to have contracts between such government, agency, department and instrumentality and the Target, to the extent required under any existing Contracts between the Target and such governmental body, as a result of the change of control of the Target, to be approved and transferred into the name of the Target under the control of the Acquiror following the Closing. To the extent that any other contract between the Target and any other third parties require approval as a result of the Merger, the Shareholder and the current officers and directors of the Target will reasonably cooperate in effecting any such approval such that the Contracts will remain intact and enforceable in accordance with the terms thereof. To the extent required to effect any such approval and transfer of control, the Shareholder and the current officers and directors of the Target will execute any appropriate and reasonable documents or instruments required to accomplish such result.

               6.2.2 Disposition of Confidential Information. The Shareholder and the current officers and directors of the Target will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Acquiror or destroy, at the request and option of Acquiror, all tangible correspondence, documents, instruments, memorandums and all other writings (and all copies thereof) which embody the Confidential Information which are in such persons' possession. If the Shareholder or current officers or directors of the Target are requested or required (by oral question or request for information or document in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Shareholder and the current officers or directors of the Target will notify Acquiror promptly of any such request or requirement to enable Acquiror to seek an appropriate remedy to enjoin the disclosure of such Confidential Information or waive compliance with the provisions of this Section. The foregoing provision shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure.

               6.2.3 Other Transitional Matters. The Shareholder and the current officers and directors of the Target will not take any action which is primarily designed or intended to have the effect of discouraging any lessor, licenser, customer, supplier, or other business associate of the Target or any of its Subsidiaries from maintaining the same business relationships with the Target and its Subsidiaries after the Closing as it maintained with the Target and its Subsidiaries prior to the Closing. The Shareholder and the current officers and directors of the Target will refer any and all lessor, licensor, customer and supplier inquiries relating to the business of the Target and any of its Subsidiaries to Acquiror from and after the Closing Date.

               6.2.4 Sublease of Office Space. Shareholder, subject to the prior rights which Brookfield Management Services ("Landlord") may have under
                                                    --------
the master lease, agrees to enter into a Sublease Agreement with Surviving Entity substantially in the form of the Sublease Agreement attached hereto as
Exhibit 6.2.4, pursuant to which Shareholder shall sublease to Surviving Entity
-------------
the space identified on the attached floor plan of the 27th floor at Republic Plaza, 370 17th Street, Denver, Colorado, plus associated storage space, at the rate of $22.00 per square foot for a term identical to that of the master lease between Shareholder and Landlord. In addition, Shareholder shall commit to sublease to Surviving Entity two additional offices, as marked on the attached floor plan, at the rate of $22.00 per square foot, inclusive of related storage space upon the terms and conditions set forth in the Sublease Agreement.

               6.2.5 Switchboard/Receptionist Services. For a period of up to two months from and after the Effective Date, Shareholder will provide receptionist and switchboard services for Surviving Entity.

               6.2.6 Product Marketing. (i) Subject to Acquiror's ability to employ the individuals referenced in item (ii) below, Shareholder will assign the TransMontaigne Product Services Inc. product marketing agreement for the six month remaining term to Acquiror as of the Effective Date.

               (ii) Acquiror will extend, or cause Surviving Entity to extend, offers to Shareholder/TransMontaigne Product Services Inc. employees, Chip Duval, Ronnie Ellerbee and Ed Stoudt as of the Effective Date. If such employees and Acquiror are not able to agree on employment terms, Acquiror shall have the obligation to continue with the remaining term of the TransMontaigne Product Services Inc. product marketing agreement. Shareholder and Acquiror shall be responsible for the severance of their respective employees, if any, should any be terminated.

               6.2.7 Environmental Consulting Services. Subsequent to the Effective Date, Shareholder agrees to enter into a mutually agreeable Environmental Consulting Services Agreement with Surviving Entity substantially in the form of the Environmental Consulting Services Agreement attached hereto as Exhibit 6.2.7 pursuant to which Shareholder shall provide internal
   -------------
environmental services to Surviving Entity for a period of up to six months.

               6.2.8 Personal Property/Software. All computer hardware, together with all software and software licenses listed on Exhibit 6.2.8,
                                                           -------------
attached hereto will become the property of Surviving Entity at no additional cost. Any additional licensing fees to complete the separation of accounting and information services will be borne by Shareholder. Surviving Entity will assume any ongoing license or update fees on all transferred software licenses.

               6.2.9 Computer Network Support. For a period of two months after Closing, Shareholder will provide support personnel and cooperate with Surviving Entity to separate Surviving Entity's network from Shareholder's and set up a new working network for Surviving Entity which would provide email and network functions substantially similar to those which are currently provided by Shareholder to Target. Shareholder will cooperate with Surviving Entity's long distance service provider to assign appropriate T-1 connections currently used by Surviving Entity to facilitate its network with remote offices.

               6.2.10 Stock Option Vesting. Shareholder will accelerate the vesting of all stock options in shares of Shareholder granted by Shareholder to the Continuing Employees (defined in Section 8.1 below) prior to December 31,
                                     -----------
1999. Such options, if unexercised on or before ninety (90) days from the Effective Date, shall expire.

               6.2.11 Tax Loans. The remaining balance due to Shareholder from the President and Executive Vice President of Target with respect to tax loans made by Shareholder to such officers' shall be forgiven as of the Closing Date; provided, however, that such "loan forgiveness" shall be treated as compensation to each such officer for tax reporting purposes.

               6.2.12 Use of Name. The Shareholder shall not allege or assert that the name "Bear Paw" or any variant thereof (the "Names") has not become
                                                      -----
distinctive and unique and the

Shareholder shall not allege or assert that the Names have not obtained secondary meaning, identifying the Names or any variant thereof as the source of goods associated with such Name. The Shareholder recognizes and acknowledges that it is proscribed by operation of law from, and undertake in this Agreement as a matter of contract to refrain from, (A) owning any interest, directly or indirectly, in, or becoming associated with or otherwise lending any aid or support to, any Person (other than the Surviving Entity or any Affiliate thereof) using the Names or (B) performing any service or offering any goods identified with the Names in a manner that is likely to cause confusion in the minds of ordinary purchasers, except on behalf of the Surviving Entity or any Affiliate thereof. In connection therewith, it is agreed that the undertaking under this Section 6.2.12 is of a special and unique nature, the loss of which
           --------------
cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section 6.2.12 would
                                                          --------------
cause the Surviving Entity and its Affiliates irreparable harm. In the event of any such breach, the Surviving Entity shall be entitled, as a matter of right, to injunctive and other equitable relief without waiving any other rights which they may have to damages or otherwise.

               6.2.13 Filing for Tax Liquidation. Shareholder shall prepare and timely file appropriate documentation reflecting the tax liquidation of Target into Shareholder under Section 332 of the Code.

               6.2.14 Canadian Tax Form 2062. Shareholder shall prepare and timely file with the Canadian tax authorities Form 2062 Certificate of Compliance relating to the disposition of the capital stock of Bear Paw Processing Company (Canada) Ltd.

               6.2.15 Target Will Not Incur Tax Liability After Effective Date. The Target will not incur any liability for Taxes from and after the Effective Date other than Taxes incurred in the ordinary course of business and consistent with past practice except for Income Taxes relating to the transfer of assets as a result of the Merger.

          6.3  Post-Closing Covenants of Acquiror.

               6.3.1 Settlement of Tax Claims. Acquiror shall not, and shall cause Surviving Entity not to settle any Tax Claims relating to Target with respect to the periods prior to the Effective Time without the consent of Shareholder in accordance with Section 11.8.
                               ------------

               6.3.2 New Tax Licenses. Acquiror shall, or shall cause Surviving Entity to, apply for new sales and use tax licenses, production tax and excise tax licenses and all other tax licenses formerly held by Target and consents and agrees not to continue to use after the Closing Date any of Target's tax licenses or tax identification numbers (excluding those related to Target's Subsidiaries).

               6.3.3 Property Tax Returns. Acquiror shall, or shall cause Surviving Entity to, at its own cost, prepare and file all property tax returns and pay all property taxes due with respect to Target and its Subsidiaries for the period from and after the Effective Date.

               6.3.4 Forms 1099. Acquiror shall, or shall cause Surviving Entity to, at its own cost, prepare and distribute in a timely manner any and all required Forms 1099, including but not limited to Forms 1099-MISC, 1099-S and Form 1096 relating to Target's calendar year 1999 activity and provide Shareholder copies of all such filings. In connection therewith, Acquiror shall, or shall cause Surviving Entity to, at its own expense, assume responsibility for all correspondence with the IRS relating to Forms 1099, 1099-MISC and 1099-S, including without limitation "B Notices (Taxpayer ID

Number)" or "C Notices (back up withholding)" whether relating to pre-Effective Date or post-Effective Date activity of Target.

               6.3.5 Canadian Goods and Services Tax Return. Acquiror shall, or shall cause Surviving Entity to, at its own cost, prepare and file all Canadian Goods and Services tax returns applicable to the business activities of Target and its Subsidiaries from and after the Effective Time.

               6.3.6 Unclaimed Property Reports. Acquiror shall, or shall cause Surviving Entity to, at its own cost, prepare and file all required state unclaimed property reports with respect to the business of Target and its Subsidiaries for the periods both before and after the Effective Date.

               6.3.7 Payroll Reimbursement Obligation. Acquiror shall, or shall cause Surviving Entity to, reimburse Shareholder for the payroll and payroll burden expenses incurred by Shareholder as pursuant to the provisions of Section
8.7 hereinbelow.

               6.3.8 Establishment of Qualified Retirement Savings Plan. Acquiror shall, or shall cause Surviving Entity, as soon as practicable after the Closing Date, to establish a retirement savings plan for the Continuing Employees (the "Qualified Plan") which Qualified Plan will be qualified to
                --------------
receive, as a plan-to-plan transfer from the Shareholder's Retirement Savings Plan, the account balances of all Continuing Employees. Such Qualified Plan shall also permit employee loans. As soon as practicable after Acquiror has established the Qualified Plan, Shareholder shall direct the trustee of the Shareholder's Retirement Savings Plan to transfer to the trustee or funding agent of the Acquiror's Qualified Plan an amount, in cash, equal to the value of the account balances of the Affected Employees, together with the liabilities associated with such assets, including any outstanding loans under the Retirement Savings Plan. After the date of the transfer of assets and liabilities, Shareholder and Shareholder's Retirement Savings Plan shall retain no further liability with respect to such transferred assets and liabilities.

               6.3.9 Surviving Entity/Good Standing. Immediately following Closing, Acquiror shall take such action and make such filings, with the appropriate Governmental Entities, or cause the same to be done, such that as of said time Surviving Entity (i) shall be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) shall have full power and authority and possess all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on the business of Target as presently conducted, and (iii) shall be duly qualified and in good standing to do business as a foreign entity in each jurisdiction in which the conduct or nature of its business, or the ownership, leasing or holding of its properties makes such qualification necessary.

          6.4  Environmental Matters.

               6.4.1 Environmental Liabilities. Effective upon the Closing, Acquiror agrees to assume all environmental liabilities including fines and/or penalties associated therewith of the Target and its Subsidiaries both known and unknown, past, present and future related to or resulting from the non-compliance of Target or its Subsidiaries with any Environmental Laws, including fines and/or penalties associated therewith (collectively, the "Environmental
                                                                -------------
Liabilities"), and agrees to release, indemnify and defend Shareholder of and
-----------
from any and all claims, actions, causes of action, damages, penalties, fines and expenses, including reasonable attorney's fees related thereto.

               6.4.2 Environmental Survey Expenses. In conjunction with Acquiror's assumption of the Environmental Liabilities, Target, on behalf of Acquiror, retained the environmental consulting services of third party consultants to conduct an environmental survey to update the existing Phase I and Phase II environmental surveys previously provided by Shareholder and Target to Acquiror with respect to the Koch Oil Company facilities and the Lignite facilities acquired by Target. Acquiror and Shareholder have agreed that expenses incurred by Target and/or Acquiror and paid by Shareholder on behalf of Acquiror and/or Target with respect to such surveys (the "Survey Expenses")
                                                          ---------------
shall not exceed $50,000.00 (the "Survey Expense Limit"). Further, Shareholder
                                  --------------------
and Acquiror agree that Survey Expenses incurred by Acquiror and/or Target in excess of the Survey Expense Limit shall be paid by Acquiror. At Closing, Acquiror shall reimburse Shareholder for the Survey Expenses; provided, however, that should the Merger provided for in this Agreement not be consummated (unless due to the failure of Acquiror to fulfill the conditions precedent to Shareholder's obligation to close set forth in Section 3.1), the Survey Expenses
                                               -----------
shall be solely for the account of Shareholder.

     7.   Closing.
          --------

          7.1 Delivery of Closing Documents to Acquiror. At the Closing, the following documents, agreements, and instruments shall be duly delivered by the Target and the Shareholder to the Acquiror:

               7.1.1 A Certificate representing the shares of Target Stock which shall be duly executed in blank or with a duly executed stock power attached thereto, endorsed in blank;

               7.1.2 The resignations of the Officers and Directors of the Target substantially in the form of Exhibit 2.6.4;
                                    -------------

               7.1.3  The records relating to Target and its business.

               7.1.4 The opinion of Erik B. Carlson, counsel to Target in the form of Exhibit 7.1.4 attached hereto, such opinion letter to be in the form and
        -------------
substance satisfactory to Acquiror;

               7.1.5 A certificate of good standing from the State of Colorado certified by the appropriate official of such state, dated as of the date not more than five (5) days prior to the Closing Date evidencing that the Target is duly qualified and in good standing in its state of incorporation;

               7.1.6  All consents and approvals referred to in Section 3.2.9
                                                                -------------
hereof;

               7.1.7  The Target's closing certificate in the form of Exhibit
                                                                      -------
7.1.7 attached hereto;
-----

               7.1.8 Certificate of Merger and Statement of Merger as contemplated by Section 2.5 hereof;
                -----------

               7.1.9 With respect to any indebtedness of the Target, other than trade payables, documentation (including without limitation, duly executed UCC-3 termination statements or duly executed and recordable releases of deeds of trust or mortgages) satisfactory in form and substance to Acquiror as requested by Acquiror to release all or a portion of such Encumbrances to the extent of such loan repayment, if any, in favor of any of the holders of any such indebtedness on the property and assets of the Target;

               7.1.10 The Sublease substantially in the form of the Sublease attached hereto as Exhibit 6.2.4;
                   -------------

               7.1.11 The Environmental Consulting Agreement for certain environmental and safety services provided by Shareholder to Surviving Entity after the Effective Time substantially in the form of the Environmental Consulting Agreement attached hereto as Exhibit 6.2.7;
                                        --------------

               7.1.12 A signed consent and release from BankBoston, N.A. under the TM Credit Agreement releasing Target and Acquiror from obligations as a Guarantor under the TM Credit Agreement and release of the Bank's lien upon the certificate representing the Target Stock;

               7.1.13 A signed release from The Prudential Insurance Company of America and U.S. Private Placement Fund under the Master Shelf Agreement releasing Target and the Surviving Entity from all obligations thereunder;

               7.1.14 The Closing Growth Capital Expenditures Schedule;

               7.1.15 Such other documents or instruments of further assurance or conveyance as shall be deemed reasonably necessary and appropriate by the Acquiror; and

               7.1.16 A certificate from a duly authorized officer of Target stating that Target is not a foreign person which fulfills the requirements of Treasury Regulations Section 1.1445-2(b)(2).

          7.2  Delivery of Documents to the Target and Shareholder.   At the
Closing, the following documents, agreements and instruments shall be duly delivered by the Acquiror to the Target and Shareholder:

               7.2.1 A Certificate of good standing from the Delaware Secretary of State, dated not more than five (5) days prior to the Closing Date evidencing that Acquiror is duly qualified and in good standing in the State of Delaware;

               7.2.2  Acquiror's closing certificate in the form of Exhibit
                                                                    -------
7.2.2 attached hereto;
-----

               7.2.3 The opinion of Clanahan Tanner Downing and Knowlton, P.C., Acquiror's counsel, in the form of Exhibit 7.2.3 attached hereto; and
                                   -------------

               7.2.4 Certificate of Merger and Statement of Merger as contemplated by Section 2.5 hereof; and
                -----------


               7.2.5 Such other documents and instruments of further assurance and conveyance as shall be deemed necessary and appropriate to the Closing of the transactions contemplated hereby.

     8.   Employee and Related Matters.
          ----------------------------

          8.1 Employment. Acquiror shall, or shall cause Surviving Entity to, continue the employment as of the Closing of each active employee of Target, including those listed on Exhibits 4.1.21 and 5.2.3 hired by Surviving Entity
                          -------------------------
("Continuing Employees") in the same or a comparable position and at an initial
  --------------------
rate of base salary or wages at least equal to such employee's rate of base salary or wages in effect as of the date hereof as set forth on Exhibit
                                                                -------
4.1.26(i).  Any employee of Target who, on the Effective Time, is on medical,
---------
short-term disability or other authorized leave of absence from Target shall be considered one of the "Continuing Employees" for purposes hereof and shall be permitted to return to employment with Surviving Entity in accordance with the terms of the leave of absence policy of Surviving Entity. To the extent required by law, Acquiror shall, or shall cause Surviving Entity to, reemploy any employee of Target who, as of the Effective Time, is on long-term disability (an "Inactive Employee") provided such Inactive Employee becomes able to return
     -----------------
to active employment. Prior to such reemployment by Surviving Entity, all liabilities and obligations relating to Inactive Employees shall remain the responsibility of Shareholder.

          8.2 Employee Benefit Plans Post-Closing. Except as otherwise specifically set forth herein, Shareholder shall retain all liabilities and obligations under the Benefit Plans with respect to Continuing Employees and former employees of Target ("Former Employees") and their eligible dependents
                             ----------------
and beneficiaries (including in respect of claims filed under Benefit Plans that are employee welfare benefit plans after the Closing relating to expenses incurred prior to the Closing). Following the Effective Time, Acquiror shall or shall cause Surviving Entity to, provide the Continuing Employees with employee benefit plans, programs and arrangements substantially comparable to those currently afforded such employees by Shareholder. Each employee benefit plan, program, policy or arrangement provided by Acquiror or Surviving Entity to Continuing Employees following the Closing shall give full credit, to the extent credited under a comparable Benefit Plan, for each participant's period of service (as recognized by Target as of the Closing) prior to the Effective Time for purposes of determining eligibility and vesting of benefits (but not for benefit accrual purposes); provided, however, that prior years of service shall be utilized only to determine enrollment eligibility but shall not be utilized for vesting purposes with respect to Surviving Entity's Qualified Plan to be adopted after the Effective Time. Each employee welfare benefit plan provided by Acquiror or Surviving Entity to the Continuing Employees from and after the Effective Time shall (i) give full credit for deductibles and out-of-pocket expenses under the Benefit Plans with respect to the current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs, and (ii) shall waive any pre-existing condition limitation for any such Continuing Employee immediately prior to the Effective Time.

          8.3 Accrued Vacation; Nonqualified Pension Plans. For calendar year 2000, all vacation entitlement for Continuing Employees shall be determined in accordance with the Shareholder's vacation policy as extended to Target, and any Continuing Employee with accrued but unused vacation, personal or sick day entitlement as of the Effective Time must (subject to applicable laws) schedule and take such vacation prior to December 31, 2000 in accordance with Surviving Entity's vacation policy. Subject to applicable laws, all accrued but unused vacation as well as unused personal and sick days not taken prior to December 31, 2000 shall be forfeited and no Continuing Employee shall receive any compensation therefor. Shareholder shall reasonably permit Continuing Employees to use their accrued but unused vacation, personal and sick days prior to the
Closing Date.   Commencing January 1, 2001, the Continuing Employees shall accrue and be entitled to vacation pursuant to Surviving Entity's vacation policy, as in effect from time to time, giving credit for their years of service with the Target.

          8.4 COBRA. Shareholder shall be solely responsible for compliance with the health care continuation requirements of Section 4980B of the Code and
Part 6 of Title I of ERISA (hereinafter referred to as "COBRA") with respect to
                                                        -----
all Former Employees who incurred a Qualifying Event (within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA) prior to February 1, 2000. Shareholder shall be solely responsible for compliance with COBRA with respect to all Former Employees who had elected COBRA continuation coverage prior to the Closing, including such Former Employees who, or whose beneficiaries, incur a subsequent Qualifying Event after February 1, 2000. Acquiror shall be solely responsible for compliance with COBRA with respect to all Continuing Employees who participate in Acquiror's or Surviving Entity's employee welfare benefit plans after the Closing, and who, or whose beneficiaries, experience a Qualifying Event from and after February 1, 2000.

          8.5 Workers Compensation. Shareholder shall discharge all liabilities for claims for workers compensation benefits for Continuing Employees arising out of occurrences prior to the Closing Date. Acquiror shall discharge all liabilities for claims for workers compensation benefits for Continuing Employees arising out of occurrences on or after the Closing Date.

          8.6 Retirement Savings Plans. Shareholder shall, effective as of January 23, 2000, fully vest the account balance or accrued benefits (as applicable) of, and terminate the participation of, each Continuing Employee in Shareholder's Retirement Savings Plan in which such individual is then participating.

          8.7 Continuing Employee Payroll and Benefits. Notwithstanding anything hereunder to the contrary, Shareholder, at the request of and to accommodate Acquiror, agrees to retain the Continuing Employees on Acquiror's payroll for the pay period ending January 23, 2000 and pay the salaries of said Continuing Employees based upon their current rate of pay as of the Effective Time. In addition, the Continuing Employees shall be permitted to continue to participate in Shareholder's Retirement Savings Plan through January 23, 2000 and shall be covered under Shareholder's health, dental, life and long-term disability plan through January 31, 2000. In consideration of the foregoing, Acquiror shall, or shall cause Surviving Entity to, reimburse Shareholder for all payroll expenses (including taxes related to the tax loan forgiveness provided in Section 6.2.11), including payroll burden, which includes, without
            --------------
limitation, expenses related to health, life and long-term disability insurance; employer and employee withholding; Retirement Savings Plan employer match, and any Flex Spending Account reimbursements processed in excess of amounts contributed by the affected employee. Shareholder shall prepare and deliver an invoice to Acquiror and Surviving Entity covering such reimbursable expense, which Acquiror or Surviving Entity shall pay in full within ten (10) days of receipt thereof. Late payments shall accrue interest from the due date until the payment date at the rate of four percent (4%) over the prime rate of BankBoston, N.A., as amended from time to time.

          8.8 Employee Benefits. Following the consummation of the Merger, Acquiror shall continue to provide to individuals who are employed by the Target as of the Effective Time and who, if any, remain employed with Acquiror or any subsidiary of Acquiror ("Affected Employees"), for so long as such Affected
                         ------------------
Employees remain employed by Acquiror or any subsidiary of Acquiror, employee benefits (other than incentive compensation) pursuant to employee benefit plans, programs, policies or arrangements maintained by Acquiror or any subsidiary of Acquiror providing coverage and benefits which, in the aggregate, are comparable to those provided to employees of Acquiror in positions comparable to positions held by Affected Employees with Acquiror or its subsidiaries from time to time after the Effective Time.

          8.9 Pre-Existing Conditions/Deductibles. Acquiror will, or will cause the Surviving Entity to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after February 1, 2000, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of February 1, 2000 under any welfare plan maintained for the Affected Employees immediately prior to February 1, 2000, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to February 1, 2000 in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after February 1, 2000.

          8.10 No Change in Employment Status. Notwithstanding anything contained herein to the contrary, nothing contained in this Section 8 or
                                                            ---------
elsewhere in this Agreement shall be construed as requiring Acquiror or Surviving Entity to continue employment following the Closing of any Continuing Employee or other employee or otherwise be construed as modifying such employee's "at will" status.

     9.   Termination
          -----------

          9.1 Events of Termination. Anything contained elsewhere in this Agreement to the contrary notwithstanding, prior to the Closing Date, this Agreement may be terminated by written notice of termination sent by one party to the other in accordance with the following:


               9.1.1 Mutual Consent. Any time by mutual consent of the Acquiror, Target and Shareholder;


               9.1.2 Prior to Closing Date. By the Target, Shareholder on the one hand or Acquiror on the other hand if the other party shall have (i) materially misrepresented or be in material breach of any of their respective representations, warranties or covenants contained in Section 4 or Section 5
                                                      ---------    ---------
hereof, as applicable, or (ii) breached any covenant, undertaking or restriction contained herein, and such misstatement or breach has not been cured by the earlier of (a) thirty (30) days after the giving of notice of such party of such misstatement or breach or (b) the Closing Date.

               9.1.3 Delay. By either party by written notice to the other party if the Closing shall not have occurred on or prior to January 31, 2000; provided, however, that the right to terminate this Agreement under this Section
                                                                         -------
9.1.3 shall not be available to any party whose failure to fulfill or perform
-----
any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur on or before such date.

               9.1.4  Content of Exhibits.  By the party ("Receiving Party")
                                                           ---------------
receiving exhibits, schedules or attachments or amendments thereto from the other party to this Agreement which disclose information which such Receiving Party reasonably determines to materially adversely affect the economic, financial or business considerations previously determined by the Receiving Party in entering into this Agreement setting forth its objection to such exhibit, schedule, attachment or amendment and to which such Receiving Party gives ten (10) days written notice to the party furnishing such exhibits, schedules, attachments or amendments and Surviving Party shall not have corrected or cured such objections within the referenced ten (10) day period.

               9.1.5 Consequences of Termination. In the event of a termination and abandonment hereof pursuant to the provisions of this Section 9, this
                                                          ---------
Agreement shall become void and have no effect, without any liability on any of the parties or their directors, officers, stockholder, members or managers in respect of this Agreement, except that (a) the agreements contained in this
Section 9.1.5, in Section 6.2.2, in Section 10.2 in Section 10.7 and Section
-------------     -------------     ------------    ------------     -------
13.1 shall survive the
----
termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from a breach by that party of its representations, warranties, covenants, agreements or other obligations under this Agreement prior to such termination. In addition, if this Agreement is terminated as provided under Section 9.1.2 or Section 9.1.4 hereof, the party
                             -------------    -------------
making the misrepresentation or breaching this Agreement shall be obligated to pay the other party's costs and expenses reasonably incurred in connection with the preparation of this Agreement, including reasonable attorney's fees. Otherwise, if the transactions contemplated hereunder cannot be consummated for reasons beyond the control of the parties hereto, provided they have used their commercially reasonable efforts to acquire the approvals and consents hereunder, or this Agreement is terminated under the provisions of Sections 9.1.1 or 9.1.3
                                                        --------------    -----
hereof, then each party hereto will pay its own expenses, including without limitation its attorneys' fees and costs.

     10.  General Matters.
          ---------------

          10.1 Notices. Any notices under this Agreement shall be in writing, signed by the party giving the same and transmitted by registered or certified United States Mail or by a generally accepted national courier service providing confirmation of delivery, and addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party, and shall be deemed properly given and received when actually given and received:


     If to Acquiror:          BPE Acquisition, LLC
                              770 Park Avenue
                              New York, New York 10021
                              Attn:  Thomas J. Edelman

                                    and

                              BPE Acquisition, LLC
                              c/o 370 Seventeenth Street, Suite 2750
                              Denver, Colorado 80202
                              Attn:  Robert J. Clark

     With a copy to:          Michael J. Wozniak, Esq.
                              Clanahan, Tanner, Downing & Knowlton, P.C.
                              730 17/th/ Street, Suite 500
                              Denver, Colorado 80202

                              O'Sullivan, Graev & Karabell, LLP
                              30 Rockefeller Plaza - 41/st/ Floor
                              New York, New York  10112
                              Attn:  Ilan S. Nissan, Esq.

     If to the Target
     and Shareholder:         TransMontaigne Inc.
                              370 Seventeenth Street, Suite 2750
                              Denver, Colorado 80202
                              Attn:  Donald H. Anderson

     With a copy to:          TransMontaigne Inc.

                              370 Seventeenth Street, Suite 2750
                              Denver, Colorado  80202
                              Attn:  Erik B. Carlson, Esq.

          10.2 Successors and Assigns. This Agreement is personal to the parties hereto and may not be assigned or transferred to another party without the prior written consent of all of the parties hereto; provided, however, that the
                                              --------  -------
Acquiror or Surviving Entity, as the case may be, may pledge, assign or grant a security interest in any or all of its respective rights and interests hereunder to any lender or lenders providing financing for the Merger contemplated hereby, which for the purposes hereof shall include Chase Capital Partners and Chase Bank acting as the syndication agent for debt financing by Chase Bank, First Union, Bank of Nova Scotia and U.S. Bancorp. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10.3 Arbitration. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) single arbitrators selected in accordance with the procedures of the American Arbitration Association. Each party shall pay its own expenses associated with such arbitration, including 50% of the expenses of the arbitrator, provided that the prevailing party after entry of a final, non-appealable order in any arbitration shall be entitled to reimbursement of reasonable attorney's fees and expenses relating to such arbitration. The award of the arbitrator, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

          10.4 No Oral Modifications. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby. Any provision of this Agreement may be waived, amended, supplemented or modified only by agreement in writing of the parties hereto.

          10.5 Waiver. The failure of any party to this Agreement to insist upon strict performance of any of the terms of this Agreement will not constitute a waiver of any of its rights under this Agreement or its right Subsequently to assert, rely upon, or enforce any provision of this Agreement.

          10.6 Governing Law. This Agreement shall be interpreted, governed by and enforced according to the laws of the State of Delaware without regard to principles of conflicts of law.

          10.7 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

          10.8 Headings and Captions for Convenience. The headings and captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions hereof.

          10.9 Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     11.  Indemnification.
          ---------------

          11.1 Tax Indemnification.

               11.1.1 Shareholder Indemnification of Acquiror and Surviving Entity. Shareholder shall indemnify Acquiror and Surviving Entity and each of their respective officers, directors, employees, stockholders, members, agents and representatives and hold them harmless from and against any Losses resulting from or in connection with (i) any and all liability for Taxes of Target for all periods prior to the Effective Date (except insofar as adjustments have been made for such Taxes in the calculation of Closing Net Working Capital), (ii) any and all liability for Income Taxes of Target with respect to the sale of assets and liquidation of the Target related to the Merger, (iii) any and all liability (as a result of Treasury Regulation (S) 1.1502-6(a) or otherwise) for Taxes of Shareholder or any other entity (other than Target) which is or has been affiliated with Shareholder or Target, (iv) any and all liability attributable to a breach by Shareholder of its obligations under this Agreement, including, without limitation, a breach of any representation or warranty in Section 4.1.8,
                                                                  -------------
and (v) any and all liability for reasonably necessary legal fees and expenses incurred by Acquiror in enforcing its rights under clause (i), (ii), (iii) or
(iv) above.

               11.1.2 Acquiror and Surviving Entity Indemnification of Shareholder. Acquiror shall, and shall cause Surviving Entity to, indemnify Shareholder and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless and against any Losses resulting from or in connection with (i) any and all liability for Taxes of Surviving Entity for any taxable period beginning on or after the Effective Date excepting any and all liability for Income Taxes of Target with respect to the sale of assets and liquidation of the Target related to the Merger, (ii) any and all liability for Taxes attributable to a breach by Acquiror of its obligations under this Agreement and (iii) any and all liability for reasonably necessary legal fees and expenses incurred by Shareholder in enforcing its rights under clause (i) or (ii) above.

               11.1.3 Reimbursement. Shareholder's indemnity obligation in respect of Taxes other than Income Taxes (as defined below) for all tax periods prior to the Effective Date shall initially be effected by its payment to Acquiror of the excess (the "Shareholder Reimbursement Amount") of (i) such
                             --------------------------------
Taxes for each such tax period over (ii) the amount of such Taxes paid by Shareholder or any of its Affiliates (other than Target) at any time plus the amount of such Taxes paid by Target on or prior to the Effective Date with respect to such tax period (in the form of estimated Tax payments or otherwise), in each case excluding amounts reflected in the calculation of Net Working Capital. Shareholder shall initially pay the Shareholder Reimbursement Amount to Acquiror within thirty (30) days after the return, report or form with respect to the final liability for such Taxes is required to be filed (or, if later, is actually filed). If the amount described in clause (i) above exceeds the amount described in clause (ii) above, Acquiror shall pay to Shareholder the amount of such excess within thirty (30) days after the return, report or form with respect to the final liability for such Taxes is required to be filed. Acquiror's indemnity obligation in respect of Income Taxes for any and all tax periods after the Effective Date shall initially be effected by its payment to Shareholder of the excess (the "Acquiror Reimbursement Amount") of (x) such
                                -----------------------------
Taxes for the period after the Effective Date over (y) such Taxes previously paid by Acquiror or Surviving Entity after the Effective Date (in the form of estimated tax payments or otherwise), in each case excluding amounts reflected in the calculation of Net Working

Capital. Acquiror shall initially pay such Acquiror Reimbursement Amount to Shareholder within thirty (30) days after the return, report or form with respect to the final liability for such Taxes is required to be filed (or, if later, is actually filed). If the amount described in clause (y) above exceeds the amount described in clause (x) above, Shareholder shall pay to Acquiror the amount of such excess within thirty (30) days after the return, report or form with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this Section 11.1.3 by Shareholder or Acquiror
                                     --------------
with respect to a Tax for which either of them has an obligation to indemnify the other shall be appropriately adjusted to reflect the outcome of any contest with respect to any such Tax period pursuant to Sections 11.1.1 or 11.1.2. For
                                                -------------------------
purposes of this Agreement, "Income Tax" or "Income Taxes" shall mean all Taxes
                             ---------       ------------
in whole or in part based on or measured by net or gross income, gains or profits, and any Taxes (including franchise Taxes) imposed in lieu thereof or similar thereto.

          11.2 Other Indemnification by Shareholder. Shareholder shall indemnify Acquiror and the Surviving Entity and each of their respective officers, directors, employees, members, stockholders, agents and representatives against and hold them harmless from any Losses suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11.1) to the extent arising from, relating
                            ------------
to or otherwise in respect of (i) any breach of any representation or warranty of Shareholder or Target which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of Acquiror's right to indemnification pursuant to this Section 11.2 the representations and
                                 ------------
warranties of Shareholder or Target contained herein shall not be deemed qualified by any references herein to materiality or knowledge generally or to whether or not any such breach results or may result in a material adverse effect), (ii) any breach of any covenant of Shareholder or Target contained in this Agreement and (iii) all Retained Liabilities; provided, however, that
                                                   --------  -------
Shareholder shall not have any liability under clause (i) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Shareholder would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $3,000,000 in which case Shareholder shall be liable for the full amount thereof (except with respect to representation and warranties set forth in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.35 and 4.1.36);
                        ------------------------------------------------------
provided, however, that Shareholder shall not have any liability under clause
--------  -------
(i) above for any individual items where the loss, liability, cost or expense relating thereto is less than $10,000 and such items shall not be aggregated for purposes of the first proviso to this Section 11.2; and provided further,
                                      ------------      ----------------
however, that Shareholder's liability under clause (i) above shall in no event
-------
exceed $45,000,000 (except with respect to representations and warranties set forth in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.35 and 4.1.36 and except that
         ------------------------------------------------------
this proviso shall not apply to any willful breach of any covenant by Shareholder). In no event shall Shareholder be obligated to indemnify Acquiror or any other person with respect to any matter to the extent that (A) Shareholder has already provided indemnity for such matter pursuant to this Agreement, (B) such matter (excluding third-party claims) was reflected in the calculation of Net Working Capital pursuant to Sections 2.8.1 and 2.8.2, or (C)
                                               ------------------------
such matter constitutes an Environmental Liability.

          11.3 Other Indemnification by Acquiror. Acquiror and Surviving Entity shall indemnify Shareholder, its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any Losses suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11.1) to the extent arising from (i) any
                            ------------
breach of any representation or warranty of Acquiror which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of Shareholder's right to indemnification pursuant to this Section 11.3 the representations and
                                          ------------
warranties of Acquiror contained herein shall not be deemed qualified by any references herein to materiality generally), (ii) any breach of any covenant of Acquiror or Surviving Entity contained in this Agreement, and (iii) all Assumed Liabilities, provided, however, that Acquiror shall not have any liability under clause (i) above, unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Acquiror would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $3,000,000 (in which case Acquiror shall be liable for the full amount thereof, (except with respect to representations and warranties set forth in Sections 4.2.1, 4.2.2, 4.2.3 and 4.2.6); provided,
                        --------------------------------------   --------
however, that Acquiror shall not have any liability under clause (i) above for
-------
any individual items where the loss, liability, cost or expense relating thereto is less than $10,000 and such items shall not be aggregated for purposes of the first proviso to this Section 11.3; and provided further, however, that
                      ------------      ----------------  -------
Acquiror's liability under clause (i) above shall in no event exceed $45,000,000 (except with respect to representations and warranties set forth in Sections
                                                                    --------
4.2.1, 4.2.2, 4.2.3 and 4.2.6 and except that this proviso shall not apply to
-----------------------------
any willful breach of any covenant by Acquiror). In no event shall Acquiror be obligated to indemnify Shareholder or any other person with respect to any matter to the extent that (A) Acquiror has already provided indemnity for such matter pursuant to this Agreement, or (B) such matter (excluding third-party claims) was reflected in the calculation of Net Working Capital pursuant to Sections 2.8.1 and 2.8.2.
------------------------

          11.4 Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this
Section 11 shall be net of any amounts recovered or recoverable by the
----------
indemnified party under insurance policies with respect to such Losses and shall be (i) increased to take account of any net Tax cost actually incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax savings actually realized by the indemnified party arising from the incurrence or payment of any such Losses or events giving rise thereto during the Tax year or any previous Tax year in which the indemnity payment is made. In computing the amount of any such Tax cost or Tax savings, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Losses. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party's liability for Taxes and payments between Shareholder and Acquiror to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the Merger Consideration for Tax purposes, unless a final determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Merger Consideration for United States Federal income Tax purposes. Notwithstanding the foregoing, an indemnifying party shall not be liable for any payment pursuant to a final determination described in the preceding sentence to which it has not consented, it being a condition to the withholding of such consent, however, that such indemnifying party agree to bear the cost of any further contest (for which a settlement or other final disposition otherwise has been proposed) it shall request.

          11.5 Intentionally Left Blank.

          11.6  Procedures Relating to Indemnification (Other than under Section
                                                                         -------
11.1). In order for a party (the "indemnified party") to be entitled to any
----                              -----------------
indemnification provided for under this Agreement (other than in relation to Taxes, which matters are governed by Section 11.1) in respect of, arising out of
                                     ------------
or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying
    -----------------
party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification
                   --------  -------
shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by
                    --------
the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

          If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

          Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Sections
                                                                       --------
11.2 and 11.3 shall be made by periodic payments of the amount thereof during
----     ----
the course of the investigation, remediation or defense, as and when bills are received or the Loss is incurred. All claims under Sections 11.2 or 11.3 other
                                                   -------------    ----
than Third Party Claims shall be governed by Section 11.7. All Tax Claims (as
                                             ------------
defined in Section 11.8) shall be governed by Section 11.8.
           ------------                       ------------

          11.7 Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Sections 11.2 or 11.3 that does not
                                           -------------    ----
involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11.2 or 11.3, except to the extent that the indemnifying
            ------------    ----
party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within twenty (20) calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Sections 11.2 or 11.3,
                                                      -------------    ----
such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 11.2 or
                                                                ------------
11.3 and the indemnifying party shall pay the amount of such liability to the
----
indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by arbitration as provided in this Agreement.


          11.8 Procedures Relating to Indemnification of Tax Claims. Acquiror or Shareholder, as the case may be, shall promptly notify the other in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment of which it or any of its affiliates has been informed in writing by any taxing authority which may affect the liability of the other party under this Section 11.1 (each, a "Tax Claim"). Such notice shall describe the
     ------------           ---------
asserted Tax Claim in reasonable detail and shall include copies of any notices and other documents received from any taxing authority in respect of any such asserted Tax Claim. If notice of a Tax Claim is not given by a party to the other party within a sufficient period of time to allow the other party to effectively contest such Tax Claim, or in reasonable detail to apprise the other party of the nature of the Tax Claim or if an indemnified party otherwise fails to follow the requirements of this Section 11.8, the amount of any indemnity
                                   ------------
payment pursuant to Section 11.1 shall be reduced, to the extent that the other
                    ------------
party is harmed or its position is actually prejudiced as a result thereof.


          With respect to any Tax Claim relating to Target for any period prior to the Effective Time, at Shareholder's election (to be made not later than 10 business days following Shareholder's receipt of a notification from Acquiror that (i) Surviving Entity has received from a taxing authority a first offer of settlement or (ii) Surviving Entity proposes to make a first offer of settlement to a taxing authority), except as set forth herein, Shareholder shall have the sole right to represent Shareholder's or Target's interest(s) in any Tax audit or administrative or court proceeding and to employ counsel of its choice, and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto (collectively, "Tax Proceedings"), and
                                                      ---------------
may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided however, that Acquiror shall have the sole right to
                    -------- -------
represent the Surviving Entity's interest in any Tax Proceedings related to all Taxes for the period after the Effective Date, including, but not limited to, any period after the Effective Date and before the Effective Time, and Shareholder's right to control any Tax Proceedings relating to Taxes for the period after the Effective Date and before the Effective Time shall be limited to those issues and matters affecting Income Taxes relating to the Target for such periods. Acquiror shall cooperate fully with Shareholder (including, but not limited to, by granting to Shareholder a power of attorney reasonably necessary to represent Target in any such audit or proceeding and by causing Target, at Shareholder's reasonable request, to take such requested actions in the defense against or compromise of any claim in any Tax audit or proceeding which Shareholder controls pursuant hereto), timely make available to Shareholder all data and other information reasonably requested by Shareholder in connection with such Tax Proceedings and make employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at Tax Proceedings relating to such Tax Claim.

          Subject to the foregoing, Shareholder shall have sole control of all Tax Proceedings undertaken in connection with any Tax Claim relating to the Taxes of the Target for the period prior to the Effective Time, and Acquiror and Surviving Entity shall have sole control of all Tax Proceedings undertaken in connection with any Tax Claim relating to the Taxes of the Surviving Entity after the Effective Time; provided, however, that neither the Shareholder nor
                          --------  -------
any of its respective officers, directors, employees, stockholders, agents or representatives will settle or otherwise compromise any Tax Claim which includes a position not consistent with prior Tax practice of the Target and which may have an adverse effect upon the Acquiror's Taxes without the prior written consent of Surviving Entity, which shall not be unreasonably withheld or delayed. In no case shall Acquiror, Surviving Entity or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise any Tax Claim relating to any period prior to the Effective Date without the prior written consent of Shareholder, which shall not be unreasonably withheld or delayed.

          11.9 Mitigation. Acquiror and Shareholder shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or liability; provided that such party shall not be required to make such efforts
           --------
(other than in respect of Tax matters) if they would be detrimental in any material respect to such party. In the event that Acquiror or Shareholder shall fail to make such commercially reasonably efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing covenant shall be applicable) notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Acquiror or Shareholder, as the case may be, had made such efforts.

          11.10 No Contribution from the Target or Surviving Entity. The obligations of the Shareholder to indemnify the Acquiror, the Surviving Entity and their respective officers, directors, employees, members, stockholders, agents and representatives pursuant to the terms of this Agreement are primary obligations of the Shareholder, subject to the limitations set forth herein. The Shareholder hereby waives any rights to seek or obtain indemnification or contribution from the Target or the Surviving Entity for Losses as a result of any breach by the Target of any representation, warranty or covenant contained in this Agreement.


     12.  Tax Matters.
          -----------


          12.1 In the case of Taxes other than Income Taxes, for any taxable period of Target after the Effective Date, Acquiror shall prepare and timely file with the appropriate authorities all Tax Returns required to be filed and shall timely pay all Taxes due with respect to such Tax Returns; provided that Shareholder
                                                    --------
shall reimburse Acquiror (in accordance with the procedures set forth in Section
                                                                         -------
11.1.1) for any amount owed by Shareholder pursuant to Section 11.1 with respect
------                                                         ----
to the taxable periods covered by such Tax Returns if the Merger is not consummated. In the case of Income Taxes, for any taxable period of Target that includes (but does not end on) the Closing Date, Shareholder shall prepare and timely file with the appropriate authorities (or provide to Acquiror for signature and filing) all Tax Returns required to be filed and shall timely pay (or remit to Acquiror for payment) the amount of all Taxes due with respect to such Tax Returns; provided that Acquiror shall reimburse Shareholder (in
                  --------
accordance with the procedures set forth in Section 11.1.3) for any amount owed
                                            --------------
by Acquiror pursuant to Section 11.1.2 with respect to the taxable period
                        --------------
covered by such Tax Returns. For any taxable period of Target that ends on or before the Closing Date, Shareholder shall prepare and timely file with the appropriate authorities all Tax Returns related to Income Tax required to be filed, and shall timely pay all Income Taxes due with respect to such Tax Returns related to Income Tax. Acquiror and Shareholder agree to cause Target to file all Tax Returns related to Income Tax for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return related to Income Tax filed on that basis. With respect to Tax Returns related to Income Tax to be made by Shareholder pursuant to the terms hereof, Acquiror shall cause Surviving Entity to prepare and provide to Shareholder packages of tax information materials, including, but not limited to, federal and state income tax information (the "Tax Packages"), which shall
                                                   ------------
be completed in accordance with past practice unless other instructions shall have been provided by Shareholder, together with relevant work papers, for purposes of preparing all Tax Returns related to Income Tax for the relevant period, together with all other relevant materials and information reasonably requested by Shareholder for these purposes. Acquiror shall cause the Tax Packages and related work papers for such taxable period of Target to be delivered to Shareholder no later than the sooner of thirty (30) days from receipt of written request therefor by Shareholder or forty-five (45) days prior to the due date for filing any such Tax Return related to Income Tax.

          12.2 Shareholder, Target and Acquiror shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Acquiror and Shareholder recognize that Shareholder and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Surviving Entity to the extent such records and information pertain to events occurring on or prior to the Effective Date; therefore, Acquiror agrees, and agrees to cause Surviving Entity , (i) to properly retain and maintain all potentially relevant records until such time as Shareholder agrees in writing that such retention and maintenance is no longer necessary, and (ii) to allow Shareholder and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Shareholder may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Shareholder's expense.

          12.3 Any refunds or credits of Taxes of Target for any taxable period ending on or before the Effective Time, other than any amount reflected in the calculation of Net Working Capital, shall be for the account of Shareholder, and shall be remitted to Shareholder as set forth herein. Any refunds or credits of Taxes of Target received by Shareholder for any taxable period beginning after the Effective Date shall be for the account of the Acquiror. Acquiror shall, if Shareholder so requests and at Shareholder's expense, cause Surviving Entity to file for and obtain any refunds or credits to which

Shareholder is entitled under this Section 12.3. Acquiror shall permit
                                   ------------
Shareholder to control the prosecution of any such refund claim and, where deemed appropriate by Shareholder, shall cause Surviving Entity to authorize by appropriate powers of attorney such persons as Shareholder shall designate to represent Target with respect to such refund claim. Acquiror shall cause Surviving Entity to forward to Shareholder any such refund within 10 days after the refund is received (or reimburse Shareholder for any such credit within 10 days after the credit is allowed or applied against other Tax liability). Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Effective Date as a result of an audit shall be governed by the provisions of
Section 11.8.
------------

          12.4 Shareholder shall be responsible for filing any amended consolidated, combined or unitary Tax Returns related to Income Tax for taxable years ending on or prior to the Effective Time which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns related to Income Tax are filed by Target, any required amended Tax Returns related to Income Tax resulting from such examination adjustments, as finally determined, shall be prepared by Shareholder and furnished to Surviving Entity for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such Tax Returns related to Income Tax. Unless Acquiror shall have first secured Shareholder's consent in writing, Acquiror shall not (i) file any amended Tax Return related to Income Tax related to Target with respect to any tax period prior to the Effective Time, or (ii) carryback any loss or other Tax related to Income Tax attribute to a tax period prior to the Effective Time.


          12.5 All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Acquiror. Acquiror shall timely prepare and file all Tax Returns as may be required to comply with the provisions of such Tax laws.

     13.  Survival of Representations and Warranties.
          ------------------------------------------

          Subject to the further provisions of this Section 13, the
                                                    ----------
representations and warranties of the Target and the Shareholder contained in
Section 4.1 and the representations and warranties of the Acquiror contained in
-----------
Section 4.2 shall survive the Closing Date until the date that is thirty-six
-----------
(36) months following the Closing Date; provided, however, that (i) the
                                        --------  -------
representations and warranties of the Shareholder contained in Sections 4.1.1,
                                                               ---------------
4.1.2, 4.1.3, 4.1.4, 4.1.5, 4.1.33 and 4.1.35 and the representations and
----------------------------------     ------
warranties of the Acquiror contained in Sections 4.2.1, 4.2.2, 4.2.3 and 4.2.6
                                        ----------------------------     -----
shall survive the Closing Date without any time limit and (ii) the representations and warranties set forth in Sections 4.1.8 and 4.1.16, shall
                                            --------------     ------
survive the Closing Date until the date that is ninety (90) days after the expiration of the statute of limitations, if any, applicable to the matters set forth therein. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing Date until they are otherwise terminated, whether by their terms or as a matter of applicable law. For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the "Survival Date".
                           -------------

     14.  Miscellaneous
          -------------

          14.1 Expenses. Except as otherwise provided herein, each of the Target and the Shareholder, on one hand, and the Acquiror, on the other hand, shall bear their own expenses in connection with the preparation for and consummation of the Merger and the other transactions contemplated hereby (the "Transaction Expenses"); provided,
                                       --------------------    --------
however, that in the event the Merger is consummated, all Transaction Expenses
-------
incurred by the Target (whether incurred on behalf of the Target, the subsidiaries and/or the Shareholder) shall be borne by the Shareholder, which expenses shall include all prepayment penalties relating to indebtedness or capital leases paid off at Closing and any payments required to obtain any third party consents or waivers (or, to the extent not determinable at the Closing, the Shareholder shall pay such expenses after the Closing), and such expenses shall not in any event be the responsibility of the Target, the Surviving Entity, the Acquiror or any Affiliate of the Acquiror. This provision shall not apply to the Tax referenced in Section 12.5 or the Extraordinary Event Tax referenced in Section 11.1 hereof.

          14.2 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, successors, assigns, and such representations, warranties, covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

          14.3 Press Releases. Shareholder and Acquiror agree that neither party shall make any public announcement regarding this Agreement without first conferring with the other. If the parties are unable to agree as to the text or time of release of any such announcement, no announcement shall be made unless the party proposing the announcement is advised by counsel that the announcement is legally required to be made, in which case the other party shall be immediately advised of the text and time of release of the announcement.

          14.4 Exhibits. The Exhibits referred to herein are incorporated into this Agreement by reference. Such Exhibits may be amended or modified by a party provided that the other party ("Receiving Party") has been furnished with
                                      ---------------
a copy of the amendment or modification to such Exhibit; provided, however, that if any such amendment shall materially adversely affect the economics, financial or business considerations of the transactions contemplated under this Agreement as reasonably determined by the Receiving Party, such Receiving Party may terminate this Agreement in accordance with Section 9.1.4.
                                            -------------

          14.5 Entire Agreement. This Agreement, together with Exhibits hereto, represents the entire agreement between the parties hereto with respect to the subject matter hereof and all prior agreements, understandings or negotiations shall be deemed merged herein. No representations, warranties, promises or agreements, express or implied, shall exist between the parties, except as stated herein.

                         SIGNATURES ON FOLLOWING PAGE:
                   REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                               TRANSMONTAIGNE INC.
                               a Delaware Corporation

                               By:     /s/ DONALD H. ANDERSON
                                       ----------------------
                                       Donald H. Anderson

                               Title:  Vice Chairman

                               Date:   12/27/99


                               BEAR PAW ENERGY INC.
                               a Colorado Corporation

                               By:     /s/ ROBERT J. CLARK
                                       -------------------
                                       Robert J. Clark

                               Title:  President

                               Date:   12/27/99


                               BPE ACQUISITION, LLC
                               a Delaware Limited Liability Company

                               By:     /s/ THOMAS J. EDELMAN
                                       ---------------------
                                       Thomas J. Edelman

                               Title:  Chairman

                               Date:   12/27/99